UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Materials Pursuant to §240.14a-12

RING ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ring Energy, Inc.
1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380
Phone: 281-397-3699
September 26, 2022
To the Stockholders of Ring Energy, Inc.:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Ring Energy, Inc. (the “Company”), to be held at 10:00 a.m. Central Time on Thursday, October 27, 2022, at the Company’s office at the address shown above.
Your vote is very important, regardless of the number of shares of our common stock that you own. Whether or not you expect to be present at the Special Meeting, after receiving the proxy materials, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. As an alternative to voting during the Special Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is included with the proxy statement. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.
On behalf of the Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the Special Meeting in person.
Thank you for your support of the Company. I look forward to seeing you at the Special Meeting.
By Order of the Board of Directors,
/s/ Paul D. McKinney

Paul D. McKinney
Chief Executive Officer and Chairman of the Board
September 26, 2022

Ring Energy, Inc.
1725 Hughes Landing Blvd., Suite 900
The Woodlands, Texas 77380
Phone: 281-397-3699
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 27, 2022
A Special Meeting of Stockholders (the “Special Meeting”) of Ring Energy, Inc., a Nevada corporation (the “Company”), will be held at 10:00 a.m. Central Time, on Thursday, October 27, 2022, at the Company’s office at the address shown above. We will consider and act on the following items of business at the Special Meeting:
1.
To approve, pursuant to NYSE American Listing Rule 712(b), the issuance of 42,548,903 shares of common stock, par value $0.001 per share, upon conversion of 153,176 shares of Series A Convertible Preferred Stock, par value $0.001 per share;

2.
To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposal listed above; and

Such other matters as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.
Stockholders are referred to the accompanying proxy statement for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board of Directors unanimously recommends a vote “FOR” Proposals 1 and 2.
The Board of Directors has fixed the close of business on September 1, 2022, as the record date (the “Record Date”) for the Special Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for examination during normal business hours for ten calendar days before the Special Meeting at our address above.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.
If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Special Meeting.
If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.
By Order of the Board of Directors,
/s/ Travis T. Thomas

Travis T. Thomas
Secretary
September 26, 2022

Ring Energy, Inc.
1725 Hughes Landing Blvd., Suite 900
The Woodlands, Texas 77380
Phone: 281-397-3699

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 27, 2022

This proxy statement is furnished in connection with the solicitation of proxies from the stockholders of Ring Energy, Inc., a Nevada corporation, to be voted at our special meeting of Stockholders (the “Special Meeting”) to be held at the Company’s office at the address shown above. YOUR PROXY IS SOLICITED BY RING ENERGY’S BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted “FOR” the proposals as specified in this proxy statement and, at the discretion of the proxy holder, upon such other matters as may properly come before the Special Meeting or any adjournment thereof. This proxy statement (including the Notice of Special Meeting of Stockholders) is first being made available to stockholders beginning on or before September 26, 2022. This proxy statement and its exhibits, the Notice of Special Meeting, proxy card, and stockholder letter are collectively referred to herein as the “Meeting Materials.”
Proxy Voting
Stockholders of record on the record date are entitled to vote by proxy before the meeting in the following ways:

By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card
Solicitation/Cost of the Meeting
Proxies are being solicited by the Board of Directors of the Company (the “Board”). The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Meeting Materials to beneficial owners of the Company’s shares.

*
Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ring Energy, Inc. with the Securities and Exchange Commission on July 8, 2022.

**
Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ring Energy, Inc. with the Securities and Exchange Commission on August 9, 2022.

***
Incorporated by reference to Exhibits 3.1, 10.1, 10.2, 10.3 and 10.4 to the Current Report on Form 8-K filed by Ring Energy, Inc., filed with the Securities and Exchange Commission on September 6, 2022.

ABOUT THIS PROXY STATEMENT
This proxy statement sets forth information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Ring Energy, Inc. (the “Company,” “Ring Energy,” “our” and “we”) in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on October 27, 2022 at 10:00 a.m. Central Time or any adjournment or postponement of the Special Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about September 26, 2022, to our stockholders of record as of the close of business on September 1, 2022 (the “Record Date”).
On July 1, 2022, the Company, as buyer, and Stronghold Energy II Operating, LLC, a Delaware limited liability company (“Stronghold OpCo”), and Stronghold Energy II Royalties, LP, a Delaware limited partnership (“Stronghold RoyaltyCo”, together with Stronghold OpCo, “Stronghold”), as seller, entered into a purchase and sale agreement (the “Purchase Agreement”) which was amended on August 4, 2022 to, among other things, add a form of Transition Services Agreement.
On August 31, 2022, the Company closed the Purchase Agreement and acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold located in the Central Basin Platform of Texas, for a purchase price (the “Purchase Price”) of $167.9 million in cash, as adjusted to the closing date in accordance with the Purchase Agreement, an additional $15.0 million cash payable six months after closing, the assumption of mark-to-market unrealized hedge losses of $26.4 million, and stock consideration consisting of 21,339,986 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and 153,176 shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (“Preferred Stock”), as more fully described in “Proposal One — Approval of Conversion of Preferred Stock into Common Stock — Description of Preferred Stock.”
Our Common Stock is traded on the New York Stock Exchange American (the “NYSE American”), and under applicable rules of the NYSE American, the Company cannot issue or sell to Stronghold under the Purchase Agreement shares of Common Stock in excess of 21,339,986 shares (the “Stock Issuance Cap”), which represented approximately 19.9% of the 107,236,111 shares of Common Stock that were outstanding immediately prior to the execution of the Purchase Agreement (and currently represents approximately 16.3% of the 130,581,374 shares of Common Stock outstanding as of September 1, 2022), unless the Company obtains stockholder approval to issue shares in excess of the Stock Issuance Cap, which will be accomplished by conversion of the Preferred Stock into Common Stock. If stockholder approval is obtained, the Company will issue an additional 42,548,903 shares of Common Stock (the “Excess Shares”) upon the conversion of the Preferred Stock pursuant to the terms of a certificate of designation filed with the Nevada Secretary of State (the “Certificate of Designation”) creating the Preferred Stock that was issued at closing, for a total of 63,888,889 shares of Common Stock issued to Stronghold, which we expect to represent approximately 36.9% of the 173,130,277 shares of Common Stock outstanding immediately following such conversion.
STOCKHOLDER APPROVAL OF THE EXCESS SHARES WAS NOT A CONDITION TO CLOSING OF THE STRONGHOLD ACQUISITION.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS
The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposals to be considered at the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement.
Q:
Why did I receive these Meeting Materials?

A:
We are providing these Meeting Materials in connection with the solicitation by the Board of proxies to be voted at the Special Meeting in connection with the approval of the issuance of Common Stock as required by Rule 712(b) of the NYSE American.

At the Special Meeting, in accordance with NYSE American Rule 712(b), you will be asked to consider and vote on the Conversion Proposal (as defined below) to approve the issuance of Common Stock upon conversion of the Preferred Stock issued in the Stronghold Acquisition. For further detailed information concerning this matter, see “Proposal One — Approval of Conversion of Preferred Stock into Common Stock”.
As discussed above, because the Common Stock is listed on the NYSE American, the Company is subject to the NYSE American’s rules and regulations. NYSE American Rule 712(b) requires stockholder approval prior to the issuance of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of transactions if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock.
Q:
What items of business will be voted on at the Special Meeting?

A:
The business expected to be voted on at the Special Meeting to consider the approval of the following proposals:

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To approve, pursuant to NYSE American Listing Rule 712(b), the issuance of 42,548,903 shares of common stock, par value $0.001 per share, upon conversion of 153,176 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Conversion Proposal”);

•
To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the Conversion Proposal (the “Adjournment Proposal”); and

•
To consider and transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

To be properly brought before the Special Meeting, any additional items of business must be presented in accordance with applicable law and the Company’s bylaws. If business is not properly brought before the Special Meeting, there will not be an opportunity to discuss any such matters at the Special Meeting.
Q:
Where and when is the Special Meeting?

A:
The Special Meeting will be held at 10:00 a.m. on October 27, 2022 at the Company’s office at 1725 Hughes Landing Boulevard, Suite 900, The Woodlands, Texas 77380.

Q:
Who can attend and vote at the Special Meeting?

A:
You are entitled to receive notice of and to attend and vote at the Special Meeting, or any postponement or adjournment thereof, if, as of the close of business on September 1, 2022, the Record Date, you were a holder of record of Common Stock.

As of the Record Date, there were 130,581,374 outstanding shares of Common Stock, each of which is entitled to one vote on each matter to come before the Special Meeting.
If you wish to attend the Special Meeting, you will need to bring a form of personal photo identification in order to be admitted to the Special Meeting. Also, if your shares are held in an account at a broker, dealer, commercial bank, trust company, or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the Record Date. “Street name” holders who wish to vote at the Special Meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company, or other nominee that holds their shares.
Q:
How many shares must be present to conduct business at the Special Meeting?

A:
A quorum is necessary to hold a valid meeting of Company stockholders. For the proposals to be presented at the Special Meeting, the holders of at least one-third of shares of Common Stock outstanding on the Record Date, must be present at the Special Meeting, in person or by proxy. If you vote — including by Internet, telephone or proxy card — your shares voted will be counted towards the quorum for the Special Meeting. Abstentions are counted as present for the purpose of determining a quorum; broker non-votes may be counted for the purpose of determining the presence of a quorum at the Special Meeting as the Adjournment Proposal is considered routine.

Q:
What are my voting choices?

A:
You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on either Proposal to be voted on at the Special Meeting. Your shares will be voted as you specifically instruct. If you sign your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board and in the discretion of the proxy holders on any other matters that properly come before the Special Meeting. If you return your proxy card and “ABSTAIN” from voting, it will have no effect on the Conversion Proposal or the Adjournment Proposal.

Q:
What vote is required to approve the Proposals?

A:
If a quorum is present, under Nevada law, the Company’s bylaws and NYSE American rules, the Conversion Proposal and the Adjournment Proposal will be approved if the votes cast in favor of each proposal by the holders of shares of Common Stock represented at the meeting and entitled to vote exceed the votes cast opposing each proposal. Under the Company’s bylaws, abstentions are counted as present for purposes of determining a quorum but are not counted as shares voted with respect to such proposal, and therefore, if you return your proxy card and “ABSTAIN” from voting, it will have no effect on the proposals. Under the Company’s bylaws, the Special Meeting can also be adjourned by a majority of the Board present, whether or not constituting a quorum.

Q:
What will happen if the Conversion Proposal is not approved?

A:
If the Conversion Proposal is not approved, the Excess Shares portion of the consideration of the Stronghold Acquisition will continue to be represented by the Preferred Stock, which will continue to have the terms, rights and privileges, and the Company will continue to have the obligations, described under “Proposal One — Approval of Conversion of Preferred Stock into Common Stock — Description of Preferred Stock.”

Closing of the Stronghold Acquisition did not require, nor was it conditioned on, stockholder approval of the Conversion Proposal. Therefore, stockholder approval or non-approval of the Conversion Proposal will have no effect on the completed and closed Stronghold Acquisition pursuant to the Purchase Agreement. The Stronghold Acquisition was completed on August 31, 2022, and, at such time, the Company issued the Preferred Stock under the Certificate of Designation that had been filed with the Nevada Secretary of State on August 30, 2022. See “Proposal One — Approval of Conversion of Preferred Stock into Common Stock” for information concerning the Stronghold Acquisition.
Q:
How does the Board recommend that I vote?

A:
The Board, after careful consideration, unanimously recommends that our stockholders vote “FOR” the approval of the Conversion Proposal and “FOR” the Adjournment Proposal.

Q:
How will our directors and executive officers vote on the Proposals?

A:
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Common Stock in favor of the approval of each of the Proposals. As of the Record Date, excluding any shares issuable upon the exercise of currently outstanding options of unvested restricted stock units and performance stock units, our directors and current executive officers owned, in the aggregate, shares of Common Stock, representing collectively approximately 1.5% of the votes eligible to be cast at the Special Meeting.
Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully and to consider how approving the Proposals affects you. Then simply mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting. Holders of record may also vote by telephone or the Internet by following the instructions on the accompanying proxy card.

Q:
What happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?

A:
If you fail to sign, date, and return your proxy card or fail to vote by telephone or Internet as provided on your proxy card, your shares will not be counted towards establishing a quorum for the Special Meeting, which requires holders representing at least one-third of the outstanding shares of Common Stock to be present in person or by proxy. If you respond and do not indicate your voting preference, we will count your proxy as a vote in favor of the approval of each of the Proposals.

Q:
If my shares are held in “street name” by my broker, dealer, commercial bank, trust company, or other nominee, will such broker or other nominee vote my shares for me?

A:
You should instruct your broker or other nominee on how to vote your shares using the instructions provided by the broker or other nominee. Absent specific voting instructions, brokers or other nominees who hold shares of Common Stock in “street name” for customers are prevented by New York Stock Exchange (“NYSE”) rules, which also apply to our Common Stock as shares listed on the NYSE American, from exercising voting discretion in respect of non-routine or contested matters. The Company expects that when the NYSE evaluates the proposals to determine whether each proposal is a routine or non-routine matter, the Conversion Proposal will be evaluated as a non-routine matter and the Adjournment Proposal will be evaluated as a routine matter. Shares not voted by a broker or other nominee because the broker or other nominee does not have instructions or cannot exercise discretionary voting power with respect to any proposals are referred to as “broker non-votes.” Such broker non-votes may be counted for the purpose of determining the presence of a quorum at the Special Meeting because one of the proposals should be deemed routine. It is important that you instruct your broker or other nominee on how to vote your shares of Common Stock held in “street name” in accordance with the voting instructions provided by the broker or other nominee.

Q:
How do I vote?

A:
If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Standard Registrar of Transfer Company Inc., and not through a broker, bank, or other nominee that holds shares for your account in “street name”), you may vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card for this Special Meeting. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., Central Time, on October 26, 2022 in order to be counted for purposes of the Special Meeting. Please see the proxy card provided to you for instructions on how to submit your proxy by telephone or the Internet. Stockholders of record who attend the Special Meeting may vote in person by obtaining a ballot from the inspector of elections.

If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the vote instruction form or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the Special Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. Whether you attend the Special Meeting or not, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked in writing to the Company’s Corporate Secretary as set forth below, at or before taking of the vote at the Special Meeting. A written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, will be treated as the final vote.

A proxy may also be revoked by attending the Special Meeting and voting in person, although attendance at the Special Meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Travis T. Thomas, Secretary, Ring Energy, Inc., 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380 or hand delivered to Mr. Thomas or another Company representative, at or before the taking of the vote at the Special Meeting.
If you hold your shares through a broker, dealer, commercial bank, trust company, or other nominee, you should follow the instructions of such broker or other nominee regarding revocation of proxies.
Q:
Am I entitled to appraisal rights?

A:
No. You will have no right under Nevada law to exercise dissenter’s rights or seek appraisal of your shares of Common Stock in connection with the proposals.

Q:
Where can I find the results of the voting?

A:
We intend to announce preliminary voting results at the Special Meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting. The Current Report on Form 8-K will be available on the Internet at our website, http://www.ringenergy.com or at the SEC’s website at http://www.sec.gov.

Q:
Who will pay for the cost of soliciting proxies?

A:
The Company is paying the costs of the solicitation of proxies. The Company may also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies on the Company’s behalf in person, by telephone, by fax or by electronic mail. See “Proxy Solicitation and Costs” in this proxy statement for further information.

Q:
What is “householding” and how does it affect me?

A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you receive notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy statements, please notify your broker directly or direct your written request to: Travis T. Thomas, Secretary, Ring Energy, Inc., 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380, or by phone at (281) 397-3699.
Q:
Can I obtain an electronic copy of proxy material?

A:
Yes, this proxy statement, the accompanying notice of Special Meeting and the proxy card are available on the Internet at http://www.ringenergy.com or at the SEC’s website at http://www.sec.gov.

Q:
What happens if the Special Meeting is adjourned or postponed?

A:
Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Special Meeting, by approval of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting, if a quorum exists, or by the majority of the Board present at the Special Meeting, whether or not constituting a quorum of the Board. Any signed proxies received by the Company will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company stockholders who have already sent in their proxies to revoke them at any time prior to their use.
Q:
Who can help answer my other questions?

A:
If you have more questions about the proposals or voting, you should contact Travis T. Thomas, Secretary, Ring Energy, Inc., 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380, telephone (281) 397-3699.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Any statements in this proxy statement regarding the Stronghold Acquisition, future financial and operating results, future capital structure and liquidity, benefits and synergies of the Stronghold Acquisition, the outcomes of converting or not converting the Preferred Stock, future opportunities for the Company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the Board or management of the Company constitute “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “forecasts,” “projects,” “objective,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Stronghold Acquisition to the Company and its stockholders, the anticipated completion of the Stronghold Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. Forward-looking statements may include statements about:
•
the possible adverse outcomes and consequences if stockholder approval of the conversion of the Preferred Stock into Common Stock is not obtained;

•
realized oil and natural gas prices;

•
the possibility that the anticipated benefits of the Stronghold Acquisition are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the Assets with those of the Company;

•
our ability to meet our substantial debt servicing requirements including debt incurred in connection with the Stronghold Acquisition;

•
the possibility that the Stronghold Acquisition may be more expensive to implement than anticipated, including as a result of unexpected factors or events;

•
business strategy;

•
oil, natural gas and natural gas liquids (“NGLs”) reserves;

•
development drilling locations, inventories, projects and programs;

•
our ability to replace the reserves that we produce through drilling and property acquisitions;

•
financial strategy, liquidity and capital required for our development program and other capital expenditures;

•
timing and amount of future production of oil, natural gas and NGLs;

•
our hedging strategy results;

•
availability of pipeline connections and transportation facilities on economic terms;

•
competition, government regulations and political developments;

•
our ability to obtain permits and governmental approvals when required;

•
legal, governmental regulatory and environmental matters;

•
the markets for and our marketing of oil, natural gas and NGLs;

•
asset, leasehold or business acquisitions on desired terms;

•
costs of developing properties;

•
general economic conditions and cost inflationary pressures;

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credit markets and interest rates;

•
impact of new accounting pronouncements on earnings in future periods;

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estimates of future income taxes and income tax rates;

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our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other oil and natural gas activities;

•
uncertainty regarding our future operating results and our future revenues and expenses;

•
plans, objectives, expectations and intentions contained in this proxy statement that are not historical;

•
the duration, spread and severity of COVID-19 and its variants, including the effect of measures to combat the COVID-19 pandemic and its future variants on global oil demand and oil price volatility; and

•
the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

We disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks discussed in the section entitled “Risk Factors” in the Company’s filings with the SEC.
Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers or other qualified estimators. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.
Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this proxy statement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement.

PROPOSAL ONE — APPROVAL OF CONVERSION OF PREFERRED STOCK INTO COMMON STOCK
On July 1, 2022, the Company, as buyer, and Stronghold, as seller, entered into the Purchase Agreement, which was amended on August 4, 2022 to add a Transition Services Agreement. On August 31, 2022, the Company closed the Purchase Agreement and acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold located in the Central Basin Platform of Texas, for a purchase price (the “Purchase Price”) of $167.9 million in cash, as adjusted to the closing date in accordance with the Purchase Agreement, an additional $15.0 million cash payable six months after closing, the assumption of mark-to-market and unrealized hedge losses of $26.4 million, and stock consideration consisting of 21,339,986 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) and 153,176 shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (“Preferred Stock”), as more fully described below in “— Description of Preferred Stock.”
As indicated above under “About this Proxy Statement”, our Common Stock is traded on the NYSE American, and under applicable rules of the exchange, the Company did not issue or sell to Stronghold under the Purchase Agreement shares of Common Stock in excess of 21,339,986 shares (the “Stock Issuance Cap”), which represented approximately 19.9% of the 107,236,111 shares of our Common Stock that were outstanding immediately prior to the execution of the Purchase Agreement (and currently represents approximately 16.3% of the 130,581,374 shares of Common Stock issued and outstanding as of September 1, 2022). If the Company is able to obtain stockholder approval of the conversion of its outstanding Preferred Stock into Common Stock, it will issue an additional 42,548,903 Excess Shares upon the conversion of the Preferred Stock pursuant to the terms of the Certificate of Designation filed with the Nevada Secretary of State creating the Preferred Stock that was issued at closing, for a total of 63,888,889 shares of Common Stock issued to Stronghold, which we expect to represent approximately 36.9% of the 173,130,277 shares of Common Stock outstanding immediately following such conversion.
Pursuant to the Purchase Agreement, the Company is calling the Special Meeting to submit the Conversion Proposal for consideration, and in connection therewith, the Company has filed this proxy statement with the SEC.
The Stronghold Acquisition was completed and closed on August 31, 2022, after the satisfaction of several customary closing conditions as set forth in the Purchase Agreement. STOCKHOLDER APPROVAL OF THE ISSUANCE OF THE EXCESS SHARES WAS NOT A CONDITION TO THE CLOSING OF THE STRONGHOLD ACQUISITION. The structure for the possible issuance of the Excess Shares through automatic conversion of the Preferred Stock was agreed to by the parties to the Purchase Agreement because of uncertainties between the timing of the closing and the ability to obtain timely stockholder action on the Conversion Proposal.
The Board believes that the Conversion Proposal is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that you vote “FOR” the Conversion Proposal.
Consequences of Not Approving the Conversion Proposal
If stockholder approval of the Conversion Proposal is received, the Company will issue 42,548,903 shares of Common Stock upon the conversion of the Preferred Stock (subject to adjustment, including certain increases including stock splits, stock dividends, rights offerings and similar changes over time in the number of shares of Common Stock into which the Preferred Stock will convert), which will occur automatically upon such approval.
If a stockholder vote does not approve the conversion of the Preferred Stock into shares of Common Stock, the Preferred Stock will remain outstanding and will continue to have all the powers, rights and preferences, and the Company will continue to have the obligations, discussed below. If stockholder approval of the Conversion Proposal is not received pursuant to this proxy statement, the Company will be required to seek further stockholder votes seeking approval of the conversion of the Preferred Stock into shares of Common Stock. If the Preferred Stock has not automatically converted into Common Stock on or before January 31, 2023, then each holder of Preferred Stock will be entitled to receive dividends at an annual rate of 8.0% of the initial liquidation preference per share from the date of issuance. If a cash dividend is not declared and paid on any dividend payment date, then the liquidation preference per share of Preferred Stock will be increased by the amount of the unpaid dividend. Therefore, in the event that the Company continues to seek approval for the conversion of the Preferred Stock after January 31, 2023, then the Company would be required to solicit stockholder approval for an increasingly larger number of shares of Common Stock into which the Preferred Stock will convert due to any increases to the liquidation preference per share of Preferred Stock.
The Board unanimously recommends approval of the Conversion Proposal primarily because (i) the Company’s capital structure would be simplified with Common Stock as its only class of outstanding equity securities; (ii) there would be no preferential distribution of 8.0% per annum payable to Preferred Stock holders; (iii) there would be no liquidation preference in favor of Preferred Stock holders; (iv) the Company would avoid its obligation to mandatorily redeem the Preferred Stock for cash 61 months after closing; and (v) the Preferred Stock holders would not have voting rights on extraordinary corporate events, all as described below in this proxy statement.
Description of Preferred Stock Certificate of Designation
The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Stock is set forth in the Company’s Certificate of Designation of the Series A Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Nevada Secretary of State on August 30, 2022.
Rank
The Preferred Stock ranks as to dividends or distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily, as follows:
•
senior to the Common Stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company;

•
senior to any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms junior to the Preferred Stock;

•
pari passu with any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms on a parity with the Preferred Stock; and

•
junior to any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms senior to the Preferred Stock.

Voting Rights
The holders of shares of Preferred Stock generally have no voting rights, except as required by law, and except that the consent of the majority of holders of the outstanding Preferred Stock is required to: (i) create, authorize or issue any equity securities of the Company other than in connection with issuances of junior securities under the Company’s equity incentive plans as in effect at the time of the issuance of the Preferred Stock; (ii) redeem, acquire or make a Company tender offer for any equity securities of the Company (other than in connection with repurchases by the Company in connection with its equity incentive plans); (iii) generally declare or pay dividends or direct or indirect distributions (other than distributions on the Preferred Stock); (iv) generally increase or decrease the size of the Board except as set forth in the Purchase Agreement or any ancillary document thereto; (v) announce, authorize or enter into any agreement related to a material transaction (material acquisitions, mergers, tender offers, business combinations and similar transactions) or change of control of the Company; (vi) amend, repeal, modify, or alter the Company’s Articles of Incorporation or Bylaws in any manner that adversely affects any rights of the holders of Preferred Stock; and (vii) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation.
Distributions
When and if declared by the Board, the Preferred Stock will be entitled to preferred distributions at a rate of 8.0% per annum of the liquidation preference per share, which is initially $1,000 per share, plus any accrued and unpaid distributions through the date of conversion, payable each calendar quarter. To the extent distributions are not declared and paid, then on each distribution date the unpaid distribution per share will be added to the per share liquidation preference described below and used for the purpose of the accrual of future distributions, the determination of the liquidation preference and determination of the number of shares of Common Stock issuable on conversion. Notwithstanding the foregoing, no distributions will be paid on the Preferred Stock if it is converted into Common Stock on or before January 31, 2023.
In addition, the holders of Preferred Stock are entitled to receive, and the Company is required to pay, dividends on shares of the Preferred Stock equal (on an as if converted to Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.
Conversion and Limitations
The Preferred Stock may not be converted into Common Stock until such time as stockholder approval is received, which is defined as the date requisite approval from holders of capital stock of the Company is received as required at law or under the applicable securities exchange rules (currently the NYSE American Stock Exchange). Upon receiving stockholder approval, each share of issued Preferred Stock will be automatically converted into such number of shares of Common Stock determined by dividing (i) the liquidation preference (described below) as of the conversion date by (ii) the conversion price which is initially $3.60 per share (subject to adjustment for stock splits and distributions, recapitalizations, exchanges and similar actions), such calculation, as so adjusted from time to time, the “Conversion Rate”. The initial Conversion Rate is 277.7778 shares of Common Stock for each share of Preferred Stock.
Liquidation Preference
Upon a liquidation event, the holders of the Preferred Stock are entitled to a “liquidation preference” of $1,000 per share plus any unpaid distributions noted above. A “liquidation event” means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Company or (ii) the consummation of a change of control (which generally means (x) the acquisition by a person of more than 50% of the combined voting power of the Company); (y) approval of the sale or disposition by the Company of substantially all the assets of the Company; or (z) approval by the stockholders of the Company of any merger, consolidation or statutory share exchanges as a result of the Company stockholders immediately prior to the effective date of such action have less than 50% percent of the voting power in selection of directors of the surviving corporation.
If, on a fully converted basis, the amount that the holders of the Preferred Stock would receive is greater than their liquidation preference, then instead they are to receive the “as-converted” amount meaning the amount such holders would have received if the Preferred Stock had been converted to the number of shares of Common Stock to which they would be entitled as of the liquidation event.
The Certificate of Designation provides that when there is a liquidation event where the proceeds include both cash and property, the holders of Preferred Stock are to receive cash to the extent possible.
Redemption
If the Preferred Stock has not been converted prior to September 30, 2027, the date that is 61 months following the closing of the Stronghold Acquisition on August 31, 2022, to the extent legally permissible, the Company must redeem all outstanding shares of Preferred Stock in cash at the greater of the liquidation preference or the market price of Common Stock that each holder would receive if such holder had fully converted into shares of Common Stock on the redemption date.
Stockholders should carefully review the Certificate of Designation, incorporated by reference herein, that will govern the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Stock. If stockholder approval of the Conversion Proposal is not obtained pursuant to the solicitation under this proxy statement, the Company intends to seek approval through additional proxy solicitations for the automatic conversion of the Preferred Stock into Common Stock.

Other Provisions
So long as any shares of Preferred Stock remain outstanding, we have agreed not to take any of the following actions without the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock voting separately as a single class:
(a)
create, authorize (including by way of reclassification, merger, consolidation, subdivision or other similar reorganization) or issue any of our equity securities except with respect to certain employee plans, including additional shares of Series A Preferred Stock;

(b)
redeem, acquire, engage in a tender offer (other than responding to a third-party tender offer as required by applicable law) or otherwise purchase any of our equity securities except with respect to certain employee plans;

(c)
declare or pay, set apart for payment in respect of or make any direct or indirect distribution or distribution (whether in cash, securities or other property) in respect of any equity securities, other than with respect to the Preferred Stock;

(d)
amend, repeal, modify or alter our Articles of Incorporation or Bylaws so as to affect adversely the rights, preferences, privileges or voting or consent rights of the Series A Preferred Stock or the holders of the Series A Preferred Stock;

(e)
announce, authorize or enter into any agreement related to or consummate a material transaction, including (but not limited to) any change of control as such terms are defined in the Certificate of Designation; or

(f)
increase or decrease the size of the Board other than as set forth in the Purchase Agreement or any ancillary documents thereto.

PROPOSAL TWO — ADJOURNMENT
The Company’s stockholders are being asked to consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies. The Board believes this proposal to be in the best interests of the Company’s stockholders because it gives the Company flexibility to solicit the vote of additional holders of Common Stock to vote.
The Board recommends that stockholders vote “FOR” Proposal Two to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies.
THE RECENT STRONGHOLD ACQUISITION
General
Even though stockholder approval for completion and closing the Stronghold Acquisition was not required, the Company is providing the following information to provide context and perspective for Company stockholders in their consideration of the Conversion Proposal.
Ring Energy, Inc.
Ring Energy, Inc., a Nevada corporation (the “Company,” “we,” “us” and “our”), is a growth-oriented independent oil and natural gas development and production company based in The Woodlands, Texas. The Company’s operations are all in the upstream segment of the oil and natural gas industry and all its properties are onshore in the United States. The Company’s primary drilling operations target the oil and liquids rich producing formations in the Northwest Shelf, the Central Basin Platform, and the Delaware Basin all of which are part of the Permian Basin in Texas and New Mexico. Our Common Stock is listed on the NYSE American under the trading symbol “REI.” The Company’s principal offices are located at 1725 Hughes Landing Blvd, Suite 900, The Woodlands, Texas 77380, and its telephone number is (281) 397-3699.
Stronghold Energy II Operating, LLC
Stronghold II Royalties, LP
The seller parties under the Purchase Agreement are Stronghold Energy II Operating, LLC, a Delaware limited liability company, and Stronghold II Royalties, LP, a Delaware limited partnership, collectively both companies are referred to herein as “Stronghold”. The majority owners of Stronghold are certain investment funds affiliated with Warburg Pincus LLC (“Warburg”). The remaining ownership of Stronghold consists of current and former members of management of Stronghold as well as “friends and family” and an independent director. Stronghold was formed to acquire, develop and hold oil and gas assets primarily in the Permian Basin of Texas. Stronghold’s principal executive offices are located at 508 West Wall Street, Suite 550, Midland, Texas 79701, and its telephone number is (432) 253-9150.
SUMMARY OF THE RECENT STRONGHOLD ACQUISITION
General
On July 1, 2022, the Company, as buyer, and Stronghold, as seller, entered into the Purchase Agreement. Pursuant to the Purchase Agreement, the Company acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold located in the Central Basin Platform of Texas, for a purchase price of approximately $465.0 million (as determined on the execution date of the Purchase Agreement), of which $215.0 million was to be in cash (with $15.0 million being deferred for six months from closing), the assumption of mark-to-market unrealized hedge losses of $20.0 million and stock consideration of 21,339,986 shares of the Company’s Common Stock and 153,176 shares of newly created Series A Convertible Preferred Stock (“Preferred Stock”). The Purchase Price was subject to customary purchase price adjustments after the execution date but before the closing using an effective date of June 1, 2022. On July 5, 2022, in connection with the Purchase Agreement, the Company deposited $46.5 million in cash into a third-party escrow account as a deposit pursuant to the Purchase Agreement (the “Deposit Amount”), which was credited against the purchase price upon closing of the Stronghold Acquisition. At the closing of the Stronghold Acquisition therefore the cash portion of the consideration paid by the Company was

$167.9 million with an additional $15.0 million being deferred for six months after closing and the assumption of mark-to-market unrealized hedge losses of $26.4 million. Also at the closing: (i) $8,250,000 of cash and (ii) 23,249 shares of Preferred Stock were deposited or remained in the third-party escrow account for indemnity obligations, if any, of Stronghold for a limited period of time. The cash, deferred cash, hedge loss assumption and stock are collectively referred to as the “Stronghold Acquisition Consideration.”
Background of the Stronghold Acquisition
The Company has reviewed several potential strategic and accretive acquisitions that could improve its balance sheet, oil and gas reserves and revenue as part of its growth strategy since its existing management team joined the Company in the fourth quarter of 2020. The Company hired Raymond James & Associates, Inc. (“Raymond James”) and Truist Securities, Inc. (“Truist”) as buy-side advisors during the first quarter of 2021 to assist it to identify, evaluate, and pursue potential acquisition opportunities. Stronghold was one of several companies identified by both advisors as a potential acquisition candidate. After completing an internal evaluation of Stronghold using public information, the Company and the advisors agreed to advance its pursuit of a potential transaction with Stronghold.
In October 2021, Jim Warren, a representative of Truist, contacted David Habachy, who at the time was a representative of Warburg Pincus LLC, the principal member/owner of Stronghold. Later that month, Mr. Habachy introduced Paul McKinney, CEO and Chairman of the Company, to Steve and Caleb Weatherl, members and officers of Stronghold. On October 19, 2021, the Company and Stronghold entered into a confidentiality agreement.
Throughout the months of November and December 2021, the Company’s representatives including the A&D team and the Executive Team evaluated Stronghold’s oil and gas assets, operations and future prospects and received input and analyses from its two financial advisors.
In December 2021, the Company was advised that Stronghold intended to engage a major investment bank to conduct a sales process regarding Stronghold’s assets. On January 18, 2022, the Company submitted a letter of intent to Stronghold regarding the purchase of Stronghold’s assets. Stronghold rejected the letter of intent on January 24, 2022, because the letter included an inadequate purchase price.
Beginning in February 2022, Stronghold’s investment bank instituted a sales process to invite offers from multiple potential bidders. During the entire month of April 2022, the Company engaged in discussions and then negotiations with several commercial banks regarding their potential participation in the financing of the Stronghold acquisition. On May 4 and May 5, 2022, at a regularly scheduled Board meeting of the Company, the Company’s directors were updated on the management team’s desire to submit an offer in the Stronghold bidding process. After being updated by email on May 12, 2022, the Board authorized management to submit a non-binding letter of intent in the Stronghold sales process with a proposed purchase price of $460.0 million consisting of $210.0 million in cash and $250.0 million in the Company’s Common Stock. On May 17, 2022, the Company submitted a formal bid for Stronghold’s assets pursuant to the sales process. Shortly thereafter, the Company was advised that it was among the top bidders and it should submit its best and final offer for the Stronghold assets. On May 24, 2022, the Company submitted a letter of intent to purchase the Stronghold assets for a price of $460.0 million consisting of $210.0 million cash, assumption of Stronghold’s hedge liabilities of $20.0 million and $230.0 million of the Company’s Common Stock along with a willingness to make a cash deposit of 10% of the purchase price, all subject to the negotiation and execution of a customary purchase and sale agreement.
On May 26, 2022, representatives of Stronghold’s investment banker informed the Company that its bid set forth in the May 24, 2022 letter of intent was generally acceptable and on May 31, 2022 representatives of the Company and Stronghold met in the offices of Stronghold’s counsel to begin the process of finalizing a purchase and sale agreement relating to the Company’s purchase of the Stronghold assets. See “The Purchase and Sale Agreement” below.
Early on in the negotiations and finalization of the Purchase Agreement, the parties were advised that the number of shares of the Company’s Common Stock required to be issued as part of the purchase price would exceed 20% of the total number of its then outstanding Common Stock, thereby triggering Rule 712(b) of the NYSE American. That rule requires stockholder approval of such issuance.

In an effort to expedite closing despite the constraints imposed by the NYSE American stock issuance limitation, the parties negotiated for stock consideration either to consist (i) only of Common Stock at closing, subject to stockholder approval at a meeting to take place between the signing of the Purchase Agreement and the closing of the Stronghold Acquisition or (ii) (A) of an amount of Common Stock equal to 19.9% of the Company’s total Common Stock outstanding as of the date of the agreement, and (B) the balance of the Common Stock consideration to be issued in the form of Preferred Stock that would automatically convert following approval of the Company’s stockholders at a meeting to be held shortly following the closing of the Stronghold Acquisition. In connection with the negotiations of the terms of the Purchase Agreement, the terms of the conversion mechanics, liquidation preference, mandatory redemption, voting and consent rights, corporate governance, director nomination rights, registration rights, a lock-up period and other features of the Preferred Stock were negotiated by the parties primarily by reference to comparable public company transactions involving the issuance of stock for the purchase of assets. The Series A Convertible Preferred Stock is discussed in detail above, see “Proposal One — Approval of Conversion of Preferred Stock into Common Stock — Description of Preferred Stock Certificate of Designation.”
The parties exchanged drafts of the Purchase Agreement several times during the course of negotiations. On June 10, 2022, Stronghold sent a revised draft of the Purchase Agreement to reflect the May 31st discussions. The Company provided a return draft of the Purchase Agreement on June 17, 2022. Stronghold sent a revised draft of the Purchase Agreement on June 23, 2022. The Company provided comments to the Purchase Agreement on June 30, 2022. The parties exchanged several drafts of the Purchase Agreement between June 30, 2022 and the signing of the Purchase Agreement on July 1, 2022. Throughout the process, the parties had several negotiation calls to work through material commercial issues. During the course of negotiations, Ring revised the consideration offer to (i) $215.0 million in cash (with $15.0 million in deferred cash consideration), (ii) $20.0 million in hedge loss assumption and (iii) $230.0 million in stock consideration. The Purchase Agreement was executed and delivered by the Company and Stronghold on July 1, 2022. On July 5, 2022, the Company issued a press release announcing the Purchase Agreement.
After the execution and announcement of the Purchase Agreement, the parties evaluated whether a stockholder meeting should be held prior to or after the closing of the Stronghold Acquisition. Due to the timing considerations involved in the preparation of financial statements and other regulatory filing requirements, the parties deemed it impracticable to hold a stockholder meeting prior to the closing of the Stronghold Acquisition. The parties agreed that the Preferred Stock would be issued at closing, with a stockholder meeting to be held shortly after closing.
The Company filed the Certificate of Designation on August 30, 2022. After the expiration of 45-day title and environmental due diligence periods, the Stronghold Acquisition was closed on August 31, 2022.
Recommendation of the Board of Directors and Their Reasons for the Purchase Agreement
Executing, delivering, performing, and closing of the Purchase Agreement was within the powers of the Board of Directors under the Company’s Articles of Incorporation, its bylaws, and Chapter 78 of the Nevada Revised Statutes (the Nevada business corporation law). The Company’s Board unanimously adopted resolutions determining and declaring that (i) the Purchase Agreement and the transactions contemplated thereby, including the Stronghold Acquisition, were fair to, advisable and in the best interests of the Company and its stockholders and that the Purchase Agreement be executed, delivered and closed, (ii) that a two step process be utilized to meet Rule 712(b) of the NYSE American rules regarding stockholder approval of the issuance of 20% or more of the Company’s Common Stock, (iii) that a new Series A Convertible Preferred Stock be created pursuant to the Company’s Articles of Incorporation, and (iv) that 153,176 shares of such Preferred Stock be authorized and issues in accordance with the Purchase Agreement convertible into 42,548,903 fully paid and non assessable shares of the Company’s Common Stock; and a special meeting of the Company’s stockholders be called as soon as reasonably practicable to solicit approval of the automatic conversion of the Preferred Stock into Common Stock. Therefore, this proxy statement is not soliciting stockholder approval of the Stronghold Acquisition which closed on August 31, 2022, but merely the approval to issue shares of the Company’s Common Stock upon conversion of shares of newly created Preferred Stock into Common Stock in accordance with NYSE American rules.

The Board considered a variety of factors in determining its action in authorizing the Purchase Agreement, including without limitation the following material factors:
•
the Board, assisted by its legal and financial advisors, and management, was active in each phase of the negotiations and the decision-making process leading to the Purchase Agreement;

•
the opinion dated July 1, 2022 of Mizuho Securities USA LLC to the effect that, as of such date and subject to the assumptions made, procedures followed, matters considered and other limitations considered in connection with the preparation thereof, the Stronghold Acquisition consideration to be issued and paid by the Company in the Stronghold Acquisition was fair to the Company from a financial point of view;

•
Stronghold has a well-established and high-quality asset base that includes:

•
approximately 37,000 net acres primarily in Crane County, Texas;

•
approximately 99% of the properties are operated and held-by-production; 99% are working interests; averaging an 8/8ths net revenue interest of approximately 88% for oil and 96% for gas;

•
production as of June 1, 2022 was approximately 9,000 MBoe/d (approximately 75% liquids); and

•
approximately 200 low cost and low risk drilling locations; approximately 200 identified recompletions in stacked pay areas; and over 100 step out locations.

•
the Board’s belief that the Common Stock to be issued as part of the purchase price for the Stronghold assets and the seller’s willingness to accept the Company’s Common Stock and Preferred Stock (and the two step process for conversion of the Preferred Stock) was an acquisition technique of advantage to the Company;

•
the Board’s belief that the assets available in the Stronghold Acquisition were complementary to those already held by the Company and would be acquired at an attractive price relative to other potential opportunities in the market;

•
the Board’s belief that the Stronghold Acquisition would be a significant step in the Company’s growth strategy;

•
the potential to realize operational synergies and efficiencies from the increased scale of operations from the Stronghold Acquisition;

•
the Board’s belief that the Company’s post-acquisition market capitalization should enhance its future access to debt and equity capital markets on more favorable terms; and

•
current industry, economic and market conditions, and the present and anticipated environment in the independent upstream sector of the oil and gas industry suggest that attractive potential acquisition and development opportunities may arise in the sector for companies like the Company that are able to achieve superior operating efficiencies and are sufficiently capitalized to operate in the current commodity price environment and its volatility from time to time.

The Board considered other information and a number of additional factors in reaching their decisions including:
•
the business, legal and financial due diligence investigations of Stronghold conducted by our management in consultation with our advisors, and the nature and extent of the representations made by Stronghold in the Purchase Agreement;

•
the recommendation of our management in favor of the Stronghold Acquisition;

•
the opportunity during the 45-day period following the execution of the Purchase Agreement to identify possible title and environmental defects and the purchase price adjustment mechanism to deal with any such defects;

•
the relative attractiveness of the Stronghold assets to other oil and gas assets then being marketed by third parties in the Company’s geographic operating area; and

•
the terms of the Purchase Agreement, including the obligations and rights of the parties under the Purchase Agreement, the conditions to each parties’ obligation to complete the Purchase Agreement, the circumstances in which each party was permitted to terminate such agreement.

The Board also considered, and balanced against the potentially positive aspects of the Stronghold Acquisition, the following material potential risks and other negative factors in connection with its deliberations:
•
the risks attendant to the rights and preferences of the Preferred Stock that will exist if stockholder approval of its conversion is not timely obtained or is not obtained at all, see “Proposal One — Approval of Conversion of Preferred Stock into Common Stock — Consequences of Not Approving the Conversion Proposal”;

•
the risks relating to the closing of the Stronghold Acquisition and the risks and costs to us if the integration of the Stronghold Acquisition is not timely, which may be for reasons beyond our control, including the potential impact on the relationships between us and our employees, industry partners, service providers and other third parties, as well as the potential impact on the public trading prices of our Common Stock;

•
the level of obligations and servicing of obligations related to incremental debt incurred in connection with the Stronghold Acquisition;

•
the possibility of a significant decrease in oil or natural gas prices resulting in the Stronghold assets being less desirable from a financial point of view;

•
the risk that management focus, employee attention and resources available for other strategic opportunities could be diverted for an extended period of time while we work to integrate the Stronghold Acquisition;

•
the challenges inherent in the integration of the Stronghold assets, including the attendant risks that the anticipated production and operational synergies and other benefits sought to be obtained from the Stronghold Acquisition might not be achieved in the time frame contemplated by us, if at all; and

•
the risks inherent in our and Stronghold’s business and operations, including those identified in our SEC filings, which include the matters described above under “Cautionary Statement Concerning Forward-Looking Statements” and below under “Risk Factors”.

This discussion of the information and factors considered by our Board in reaching their decision includes certain of the material factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by each member of the Board. In view of the wide variety of factors considered in connection with their evaluation of the Stronghold Acquisition and the complexity of these matters, the Board did not consider it practical, nor did they attempt, to quantify, rank or otherwise assign relative weights to the different factors they considered in reaching their decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to their ultimate determination. Rather, the Board viewed their decision as being based on the totality of the information presented to them and the factors they considered, particularly its discussion with, and the questioning of, members of management and its outside financial and legal advisors. In addition, individual members of the Board may have given different weight to different factors.
The foregoing discussion of the information and factors considered by the Board is forward-looking in nature and should be read in light of the factors described above in the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”
Common Stock and Dividend Information
The closing price of our Common Stock reported on the NYSE American on September 22, 2022 was $2.52 per share. On September 1, 2022, we had 130,581,374 issued and outstanding shares of Common Stock (giving effect to the issuance of the Common Stock to Stronghold at the closing of the Stronghold

Acquisition), which were held by approximately 75 holders of record. Holders of record do not include owners for whom Common Stock may be held in “street” name.
We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors that our Board considers relevant. In addition, our existing revolving credit agreement places restrictions on our ability to pay cash dividends on our Common Stock.
Opinion of Mizuho Securities USA LLC, Financial Advisor to the Board
Pursuant to an engagement letter dated June 27, 2022, the Board formally engaged Mizuho Securities USA LLC (“MSUSA”) as its financial advisor in connection with the Stronghold Acquisition.
On July 1, 2022, MSUSA rendered its oral opinion to the Board which was subsequently confirmed in writing by delivery of MSUSA’s written opinion dated the same date, that, as of July 1, 2022, the consideration consisting of cash payments amounting to, in the aggregate, $215.0 million, subject to normal closing adjustments, the assumption of derivative liabilities valued at $20.0 million as of July 1, 2022, and 21,339,986 shares of Common Stock and 153,176 shares of Preferred Stock convertible into approximately 42,548,903 shares of Common Stock to be issued and paid by the Company in the Stronghold Acquisition was fair, from a financial point of view, to the Company.
MSUSA’s opinion was for the information and use of the Board in connection with its evaluation of the Stronghold Acquisition. MSUSA’s opinion only addressed the fairness, from a financial point of view, to the Company of the Stronghold Acquisition Consideration to be issued and paid by the Company and did not address any other aspect or implication of the Stronghold Acquisition. The summary of MSUSA’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by MSUSA in connection with the preparation of its opinion. However, neither MSUSA’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation to the Board or any Company stockholder as to how they should act on any matter relating to the Stronghold Acquisition including Proposal One — Approval of Conversion of Preferred Stock into Common Stock.
MSUSA is a trade name of Mizuho Securities USA LLC, an investment banking subsidiary and affiliate of Mizuho Financial Group, Inc. The Company retained MSUSA as its financial advisor in connection with the Stronghold Acquisition based on MSUSA’s experience and reputation. MSUSA is regularly engaged to provide investment banking and financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Upon rending the opinion, the Company paid MSUSA a fee of $1.0 million. In addition, the Company reimbursed MSUSA for certain expenses and agreed to indemnify MSUSA and certain related parties against certain liabilities and other items that may arise out of or relate to MSUSA’s engagement. The issuance of MSUSA’s opinion was approved by an authorized committee of MSUSA.
MSUSA and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of MSUSA’s written opinion:
(i)
(A) In the two years prior to the date of the opinion, MSUSA and its affiliates have received aggregate fees of $0.00 from the Company.

(B) Mizuho Bank, Ltd. (“Mizuho Bank”), an affiliate of MSUSA, was one of four lenders on a reserve based lending facility to the Company in an aggregate amount of $600.0 million. Mizuho

Bank’s commitment on the facility was $150.0 million. Mizuho Bank received fees of 200 basis points on the commitment, plus 75 basis points on the amount that Mizuho Bank will retain on its books after syndication.
(C) MSUSA received a fee of $1.0 million for its advisory and fairness opinion services in the Stronghold Acquisition.
(ii)
In the two years prior to the date of the opinion, MSUSA and its affiliates have received aggregate fees of $41.0 million from Warburg Pincus, a controlling stockholder of Stronghold. This includes both revenue directly received from Warburg Pincus and revenues received from Warburg Pincus portfolio companies. The revenue includes both fee and flow revenue.

(iii)
In the two years prior to the date of the opinion, MSUSA and its affiliates have received aggregate fees of $0.00 from Stronghold.

Board of Directors and Management of the Company Following Completion of the Stronghold Acquisition
Upon closing of the Stronghold Acquisition, Stronghold possessed the right to designate two directors to the Board. On September 1, 2022, Roy Ben-Dor and David Habachy were appointed to the Company’s Board. Following the Stronghold Acquisition, so long as Stronghold continues to beneficially own at least 15% of our issued and outstanding Common Stock (taking into account their ownership of the Preferred Stock on an as converted basis), it shall have the right to designate two directors to the Company’s Board. If Stronghold holds less than 15% of our outstanding Common Stock but at least 10%, it shall have the right to designate one director, and the Company shall use its best efforts to nominate, recommend and cause such persons to be elected to the Board. Executive management will remain unchanged after the Stronghold Acquisition. Additionally, the Company will continue to be headquartered in The Woodlands, Texas.
Interests of Certain Persons in the Stronghold Acquisition
On September 1, 2022, as described above, Roy Ben-Dor and David Habachy were appointed to the Company’s Board pursuant to the Stronghold’s director nomination rights. Mr. Ben-Dor is a managing director of Warburg, which manages certain investment funds holding a controlling interest in Stronghold. Mr. Habachy was formerly employed at Warburg. Based on the capitalization of the Company as of the closing of the Stronghold Acquisition and the Common Stock issuable on conversion of the Preferred Stock at the initial conversion rate, would result in Stronghold owning approximately 36.9% of our outstanding Common Stock after giving effect to such issuance and conversion.
Because Mr. Ben-Dor and Mr. Habachy did not join the Company’s Board until after the consummation of the Stronghold Acquisition, they did not participate in their capacity as directors in discussions of, or vote with respect to matters related to, the Stronghold Acquisition, and were not members of the Board when the Board voted to recommend approval by our stockholders of the proposals in this proxy statement.
Except as described above, no person who has served as an officer or director of the Company since the beginning of our last fiscal year, and no associate of such a person, has any substantial interest in the Stronghold Acquisition, other than (i) as a result of his or her role as an officer or director of the Company or (ii) in his or her role as a stockholder of the Company in proportion to his or her percentage shareholding.
Regulatory Filings and Approvals Required for Completion of the Stronghold Acquisition
The completion of the Stronghold Acquisition was subject to antitrust review in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, the acquisition could not be completed until the parties have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated.
On July 15, 2022, the Company and Stronghold each filed a premerger notification and report form under the HSR Act. A transaction notifiable under the HSR Act may not be consummated until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended by a request for additional information or the waiting period is terminated earlier. The HSR Act waiting period expired on August 14, 2022 with no requests for additional information or objections raised by either the FTC or the DOJ.
At any time after consummation of the acquisition, the FTC or the DOJ, or any state, could however take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking the divestiture of assets of the Company. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
Treatment of Equity Awards
The Stronghold Acquisition will not affect any outstanding equity awards made by the Company, other than reduced ownership and voting power as a result of the issuance of Common Stock (including upon conversion of the Preferred Stock) to Stronghold as consideration for the Stronghold Acquisition. See “Risk Factors — Our current stockholders will have a reduced ownership and voting power after the Stronghold Acquisition.” All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the Stronghold Acquisition.
No Appraisal Rights
The Company stockholders do not have any rights to appraisal with respect to the Stronghold Acquisition or the NYSE American approval under Nevada law.
Accounting Treatment of the Stronghold Acquisition
The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Stronghold Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations. The fair value of the consideration paid by Ring and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Stronghold Acquisition are capitalized as a component of the purchase price. The preliminary allocation of the total purchase price in the Stronghold Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data as of August 31, 2022. The operating results of Stronghold will be consolidated in our financial statements beginning on the date of the closing of the Stronghold Acquisition.
Listing of Shares of Common Stock
Completion of the Stronghold Acquisition required that the Company deliver evidence reasonably satisfactory to Stronghold that it (A) had filed a supplemental listing application with the NYSE American with respect to the issuance of the Common Stock to be issued in the Stronghold Acquisition and (B) the Common Stock had been approved and authorized for listing on the NYSE and both were completed prior to the closing of the Stronghold Acquisition on August 31, 2022.
If the Company stockholders approve the Conversion Proposal, the Company will file an additional supplemental listing application with the NYSE American with respect to the issuance of the Common Stock upon conversion of the Preferred Stock.

RISK FACTORS
In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks. In addition, you should read and consider the risks associated with our business. Descriptions of some of these risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”
Risks Relating to the Conversion Proposal and the Stronghold Acquisition
If the Conversion Proposal is not approved by stockholders at this time, the Company’s stockholders may be subject to increasingly higher rates of dilution from a future conversion of the Preferred Stock or may be required to redeem all outstanding shares of Preferred Stock for cash.
If the Conversion Proposal is not approved at the Special Meeting (or subsequent meetings), the Preferred Stock will remain outstanding with all terms, rights and privileges currently existing, including (i) certain dividend payments or increases to the liquidation preference of the shares of the Preferred Stock and (ii) mandatory redemption of the Preferred Stock for cash on September 30, 2027, 61 months following the closing of the Stronghold Acquisition.
If a stockholder vote does not approve the conversion of the Preferred Stock into shares of Common Stock, the Preferred Stock will remain outstanding and will continue to have all the powers, rights and preferences discussed below. If stockholder approval of the Conversion Proposal is not received pursuant to this proxy statement, the Company will be required to seek further stockholder votes seeking approval of the conversion of the Preferred Stock into shares of Common Stock. If the Preferred Stock has not automatically converted into Common Stock on or before January 31, 2023, then each holder of Preferred Stock will be entitled to receive dividends at an annual rate of 8.0% of the initial liquidation preference per share from the date of issuance. If a cash dividend is not declared and paid on any dividend payment date, then the liquidation preference per share of Preferred Stock will be increased by the amount of the unpaid dividend. Therefore, in the event that the Company continues to seek approval for the conversion of the Preferred Stock after January 31, 2023, then the Company would be required to solicit stockholder approval for an increasingly larger number of shares of Common Stock into which the Preferred Stock will convert due to any increases to the liquidation preference per share of Preferred Stock.
The Preferred Stock could significantly affect our ability to undertake certain corporate events.
So long as any shares of Preferred Stock remain outstanding, we have agreed not to take any of the following actions without the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock voting separately as a single class:
(a)
create, authorize (including by way of reclassification, merger, consolidation, subdivision or other similar reorganization) or issue any of our equity securities except with respect to certain employee plans, including additional shares of Series A Preferred Stock;

(b)
redeem, acquire, engage in a tender offer (other than responding to a third-party tender offer as required by applicable law) or otherwise purchase any of our equity securities except with respect to certain employee plans;

(c)
declare or pay, set apart for payment in respect of or make any direct or indirect distribution or distribution (whether in cash, securities or other property) in respect of any equity securities, other than with respect to the Preferred Stock;

(d)
amend, repeal, modify or alter our Articles of Incorporation or Bylaws so as to affect adversely the rights, preferences, privileges or voting or consent rights of the Series A Preferred Stock or the holders of the Series A Preferred Stock;

(e)
announce, authorize or enter into any agreement related to or consummate a material transaction, including (but not limited to) any change of control as such terms are defined in the Certificate of Designation; or

(f)
increase or decrease the size of the Board other than as set forth in the Purchase Agreement or any ancillary documents thereto.

Therefore, as long as the Preferred Stock remains outstanding, the Company may be required to seek separate approval by the holders of the Preferred Stock before the Company executes certain strategic transactions, which may increase the complexity and costs associated with the execution of such strategic transactions and may adversely impact the Company’s business and financial results. The holders of the shares of Preferred Stock may also have a significant influence on the management of the Company’s finances, operations, cash management and corporate governance.
The market price of our Common Stock may decline in the future as a result of the Stronghold Acquisition.
The market price of our Common Stock may decline in the future as a result of the Stronghold Acquisition for a number of reasons, including the dilutive impact of the issuance of the shares of Common Stock, including upon conversion of the Preferred Stock, as consideration for the Stronghold Acquisition, the unsuccessful integration of Stronghold’s assets with those of the Company and our failure to achieve the perceived benefits of the Stronghold Acquisition, including financial and operating results, as rapidly as, or to the extent anticipated by, financial or industry analysts. Some of these factors are beyond our control.
Our current stockholders have reduced ownership and voting power as a result of the Stronghold Acquisition.
Stockholders who owned shares of Common Stock prior to the closing of the Stronghold Acquisition have a lower percentage ownership and correspondingly reduced voting power than they held immediately prior to the Stronghold Acquisition. As a result of the Common Stock that we have issued and expect to issue in conversion of our Preferred Stock, such pre-Stronghold Acquisition stockholders will hold approximately 63% of the Company’s total voting power. Therefore, the Company’s pre-Stronghold Acquisition stockholders have significantly less ability to influence significant corporation decisions that require approval of holders of the outstanding Common Stock.
If the shares of Preferred Stock do not convert into shares of Common Stock pursuant to the Conversion Proposal, then the holders of such shares of Preferred Stock will also continue to maintain certain voting and consent rights. See “— The Preferred Stock could significantly affect our ability to undertake certain corporate events.”
We may be unable to successfully integrate Stronghold’s assets and operations or to realize anticipated cost savings, revenues or other benefits from the Stronghold Acquisition.
Our ability to achieve the anticipated benefits of the Stronghold Acquisition will depend in part upon whether we can successfully integrate the assets and operations into our existing business in a timely, efficient and effective manner. The beneficial acquisition of producing and non-producing properties and undeveloped acreage that can be economically developed, requires an assessment of several factors, including:
•
recoverable reserves;

•
future oil and natural gas prices and their market differentials;

•
availability and cost of transportation of production to markets;

•
availability and cost of drilling and completion equipment and of skilled personnel;

•
development and operating costs and potential environmental and other liabilities; and

•
regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed, and will continue to perform, a review of the properties of Stronghold that we believe to be generally consistent with reasonable industry practices. Our review may not reveal all existing or potential problems or permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. The integration process may be subject to delays or changed circumstances, and we can give no assurance that the acquired properties will perform in accordance with our expectations or that our expectations with respect to integration or cost savings resulting from added scale as a result of the Stronghold Acquisition will materialize. Significant acquisitions, including the Stronghold Acquisition, and other strategic transactions may involve other risks that may cause negative impacts on our business, including:
•
diversion of our management’s attention resulting in the inability to fully evaluate, negotiate and integrate other significant acquisitions and strategic transactions;

•
the operational challenges and cost of integrating the assets and operations acquired in the Stronghold Acquisition with existing assets and operations while carrying on our ongoing business; and

•
the failure to realize the full benefit that we expect in estimated proved reserves, production volume, cost savings from operating synergies or other benefits anticipated from the Stronghold Acquisition, or to realize these benefits within the expected time frames.

We have limited recourse against Stronghold regarding the properties acquired in the Stronghold Acquisition for losses and liabilities arising or discovered after closing of the Stronghold Acquisition.
Under the terms of the Purchase Agreement, we have only limited recourse against Stronghold for losses and liabilities arising or discovered after the closing of the Stronghold Acquisition. We have limited indemnification rights in the event of a breach of a representation, warranty or covenant by Stronghold. We also have limited rights to assert title defects or environmental defects, and any claims for title or environmental defects which were not timely and properly asserted by us by 5:00 pm CT on August 15, 2022 have been deemed waived. As is customary in oil and gas transactions, we have agreed to assume various liabilities associated with Stronghold’s oil and gas assets, including environmental liabilities, plugging and abandonment obligations, and unpaid royalties, regardless of when such liabilities arose.
The representations and warranties provided by Stronghold are limited as to scope and in many cases, qualified by knowledge and materiality thresholds. We must bring any claims for indemnification for a breach of a representation or warranty not involving title and environmental defects within the time period after the closing specified in the Purchase Agreement, and for most representations and warranties, this time period generally ends twelve months after closing of the Stronghold Acquisition.
Indemnification claims related to breaches of non-fundamental representations of Stronghold are subject to an individual claim threshold of $100,000 and Stronghold is only required to indemnify us for claims totaling in excess of 2.0% of the unadjusted base purchase price for such claims. In addition, our right of recovery in most circumstances relating to a breach of a non-fundamental representations is limited to 20% of the unadjusted purchase price. Indemnity claims are to be first satisfied through the deferred cash consideration, then the Preferred Stock holdback amount and finally, the cash holdback amount. Six months after the closing date, the cash holdback amount is released from the indemnity escrow (subject to any unresolved claims that are not satisfiable through the Preferred Stock holdback amount). We have conducted considerable diligence on the properties acquired in the Stronghold Acquisition, but our diligence may not have uncovered all events or conditions that might negatively affect the value of the Assets within such time periods. The short period for asserting claims for indemnification increases the likelihood that we may incur or uncover liabilities for which we have no recourse.
The Company has incurred a substantial amount of indebtedness and other payment obligations in connection with the financing for the Stronghold Acquisition.
In connection with the Stronghold Acquisition, we have amended and restated our credit facility to increase the total borrowing capacity to $1,000,000,000 with an initial borrowing base of approximately $600.0 million (up from a $350.0 million borrowing base).
As of June 30, 2022, we had borrowings of $270.0 million outstanding on the credit facility, we borrowed approximately an additional $168.0 million in order to fund the cash portion of the purchase price of the Stronghold Acquisition. The credit facility is secured by a first lien on substantially all of the Company’s assets including those acquired in the Stronghold Acquisition.
We cannot guarantee that we will be able to generate sufficient cash flow to service and repay our indebtedness under the credit facility. If we are unable to service such indebtedness and fund our operations, we may be forced to reduce or delay capital expenditures, seek additional capital, sell assets or refinance our indebtedness. Any such actions may not be successful or may be on terms disadvantageous to us and our stockholders. A default by us on this indebtedness would have a material adverse effect on our business, financial condition, results of operations, cash flows and/or share price. In addition, an uncured default on the obligations under the credit facility could lead to the lenders under the credit facility enforcing their security interest rights, including seizing the collateral securing the loan.
The financial analyses and forecasts considered by the Board and its financial advisor may not be realized, which may adversely affect the market price of the Common Stock.
In performing its financial analyses and rendering its opinion regarding fairness, from a financial point of view of the Stronghold Acquisition Consideration, at the direction of the Board, the financial advisor to the Board relied on, among other things, internal forecasts and projections provided to it. The forecasts were prepared by the Company management. None of these analyses and forecasts was prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. There can be no assurance that the Company’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material impact on the market price of the Common Stock.
The pro forma condensed combined financial information incorporated by reference in this proxy statement is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Stronghold Acquisition.
The pro forma condensed combined financial information incorporated by reference in this proxy statement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of our financial condition or results of operations following the Stronghold Acquisition. See “Information Incorporated by Reference.” The actual financial condition and results of operations of the Company following the Stronghold Acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Stronghold Acquisition. Any potential decline in our financial condition or results of operations may adversely affect the market price of our Common Stock.
Risks Relating to the Company’s Business
You should read and consider risk factors specific to the Company’s business that will also affect the Company after the completion of the Stronghold Acquisition. These risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference herein. For the location of information incorporated by reference in this proxy statement, please see the section entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

THE PURCHASE AND SALE AGREEMENT
The following summarizes material provisions of the Purchase Agreement. This summary does not purport to be complete and may not contain all of the information about the Purchase Agreement that is important to you. The rights and obligations of the parties were governed by the express terms and conditions of the Purchase Agreement and not by this summary or any other information contained in this proxy statement. This summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement.
In reviewing the Purchase Agreement and this summary, please recognize that they have been included to provide you with background information and are not intended to provide any other factual information about the Company or Stronghold. The Purchase Agreement contains representations and warranties and covenants made by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to the Purchase Agreement and:
•
were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors; and

•
disclosure schedules to the Purchase Agreement may have materially qualified certain representations and warranties.

Moreover, information concerning the subject matter of the representations and warranties in the Purchase Agreement and described below may have changed since the date of the Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may not have been included in this proxy statement. See “Where You Can Find More Information.”
General
In general, the Purchase Agreement provided for the acquisition by the Company of interests in oil and gas leases, wells, equipment and related property of Stronghold located in the central basin platform of the Permian Basin, Texas, principally in Crane County, Texas (the “Assets”). This is and has been referred to herein as the “Stronghold Acquisition” which was completed and closed on August 31, 2022. The Purchase Agreement had an effective time of 12:01 a.m., Central Time, on June 1, 2022 for purposes of allocating revenues and property expenses, the “Effective Time.”
The cash portion of the purchase price was subject to adjustment under the Purchase Agreement by increases or decreases in several operating and other categories to take into account matters occurring before and after the Effective Time. As a result of these adjustments and giving effect to the (i) cash deferral of $15.0 million; (ii) the Deposit Amount credit of $46.5 million (net of the indemnity holdback of $8,250,000), the Company paid a total of $167.9 million cash at closing in addition to issuing the shares of Common Stock and Preferred Stock mentioned above.
The value of the Company’s shares of Common Stock, and the conversion value of Preferred Stock at execution of the Purchase Agreement on July 1, 2022 was determined to be $3.60 per share which was the volume weighted average price of the Common Stock over the 20 trading days immediately preceding the execution date. The trading price of the Company’s Common Stock on August 30, 2022 (the day before the August 31, 2022 closing date of the Purchase Agreement) of $3.12 per share was used for accounting purposes, which price varied from the price used at execution of the Purchase Agreement on July 1, 2022.
Certain Ordinary-Course Costs and Revenues
(a)   With respect to revenues earned or property costs incurred with respect to the Assets attributable to the time period prior to the Effective Time:
(i)   Stronghold was entitled to all amounts earned from the sale, during the period up to but excluding the Effective Time, of hydrocarbons produced from, or attributable to, the Assets; and

(ii)   Stronghold was responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred prior to the Effective Time.
(b)   With respect to revenues earned or property costs incurred with respect to the Assets from and after the Effective Time:
(i)   the Company was entitled to all amounts earned from the sale, during the period from and after the Effective Time, of hydrocarbons produced from, or attributable to, the Assets; and
(ii)   the Company was responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred from and after the Effective Time.
AGREEMENTS RELATED TO THE STRONGHOLD ACQUISITION AND THE PREFERRED STOCK
The following summary describes certain aspects of the Company’s Certificate of Designation, its amended and restated credit agreement (the “Credit Facility”), a Registration Rights Agreement, a Lock-up Agreement and a Director Nomination Agreement all entered into at the closing of the Stronghold Acquisition. This discussion does not purport to be complete and is qualified in its entirety by reference to the Certification of Designation, the Credit Facility, the Registration Rights Agreement, the Lock-up Agreement, and the Director Nomination Agreement which are incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2022.
Certificate of Designation
Our Board of Directors approved and filed with the State of Nevada a Certificate of Designations of Preferred Stock that created our Series A Convertible Preferred Stock effective August 30, 2022. In connection with the Stronghold Acquisition, the Board of Directors approved the issuance on August 31, 2022 of 153,176 shares of this series of Preferred Stock having the following attributes:
Rank.   The Preferred Stock ranks as to dividends or distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily, as follows:
•
senior to the Common Stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company;

•
senior to any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms junior to the Preferred Stock;

•
pari passu with any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms on a parity with the Preferred Stock; and

•
junior to any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms senior to the Preferred Stock.

Voting Rights.   The holders of shares of Preferred Stock generally have no voting rights, except as required by law, and except that the consent of the majority of holders of the outstanding Preferred Stock is required to: (i) create, authorize or issue any equity securities of the Company other than in connection with issuances of junior securities under the Company’s equity incentive plans as in effect at the time of the issuance of the Preferred Stock; (ii) redeem, acquire or make a Company tender offer for any equity securities of the Company (other than in connection with repurchases by the Company in connection with its equity incentive plans); (iii) generally declare or pay dividends or direct or indirect distributions (other than distributions on the Preferred Stock); (iv) generally increase or decrease the size of the Board except as set forth in the Purchase Agreement or any ancillary document thereto; (v) announce, authorize or enter into any agreement related to a material transaction (material acquisitions, mergers, tender offers, business combinations and similar transactions) or change of control of the Company; (vi) amend, repeal, modify, or alter the Company’s Articles of Incorporation or Bylaws in any manner that adversely affects any rights of the holders of Preferred Stock; and (vii) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation.

Distributions.   When and if declared by the Board, the Preferred Stock will be entitled to preferred distributions at a rate of 8.0% per annum of the liquidation preference per share, which is initially $1,000 per share, plus any accrued and unpaid distributions through the date of conversion, payable each calendar quarter. To the extent distributions are not declared and paid, then on each distribution date the unpaid distribution per share will be added to the per share liquidation preference described below and used for the purpose of the accrual of future distributions, the determination of the liquidation preference and determination of the number of shares of Common Stock issuable on conversion. Notwithstanding the foregoing, no distributions will be paid on the Preferred Stock if it is converted into Common Stock on or before January 31, 2023.
In addition, the holders of Preferred Stock are entitled to receive, and the Company is required to pay, dividends on shares of the Preferred Stock equal (on an as if converted to Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.
Conversion and Limitations.   The Preferred Stock may not be converted into Common Stock until such time as stockholder approval is received, which is defined as the date requisite approval from holders of capital stock of the Company is received as required at law or under the applicable securities exchange rules (currently the NYSE American Stock Exchange). Upon receiving stockholder approval, each share of issued Preferred Stock will be automatically converted into such number of shares of Common Stock determined by dividing (i) the liquidation preference (described below) as of the conversion date by (ii) the conversion price which is initially $3.60 per share (subject to adjustment for stock splits and distributions, recapitalizations, exchanges and similar actions), such calculation, as so adjusted from time to time, the “Conversion Rate”. The initial Conversion Rate is 277.7778 shares of Common Stock for each share of Preferred Stock.
Liquidation Preference.   Upon a liquidation event, the holders of the Preferred Stock are entitled to a “liquidation preference” of $1,000 per share plus any unpaid distributions noted above. A “liquidation event” means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Company or (ii) the consummation of a change of control (which generally means (x) the acquisition by a person of more than 50% of the combined voting power of the Company); (y) approval of the sale or disposition by the Company of substantially all the assets of the Company; or (z) approval by the stockholders of the Company of any merger, consolidation or statutory share exchanges as a result of the Company stockholders immediately prior to the effective date of such action have less than 50% percent of the voting power in selection of directors of the surviving corporation.
If, on a fully converted basis, the amount that the holders of the Preferred Stock would receive is greater than their liquidation preference, then instead they are to receive the “as-converted” amount meaning the amount such holders would have received if the Preferred Stock had been converted to the number of shares of Common Stock to which they would be entitled as of the liquidation event.
The Certificate of Designation provides that when there is a liquidation event where the proceeds include both cash and property, the holders of Preferred Stock are to receive cash to the extent possible.
Redemption.   If the Preferred Stock has not been converted prior to September 30, 2027, the date that is 61 months following the closing of the Stronghold Acquisition on August 31, 2022, to the extent legally permissible, the Company must redeem all outstanding shares of Preferred Stock in cash at the greater of the liquidation preference or the market price of Common Stock that each holder would receive if such holder had fully converted into shares of Common Stock on the redemption date.
Other Provisions.   So long as any shares of Preferred Stock remain outstanding, we have agreed not to take any of the following actions without the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock voting separately as a single class:
(a)
create, authorize (including by way of reclassification, merger, consolidation, subdivision or other similar reorganization) or issue any of our equity securities except with respect to certain employee plans, including additional shares of Series A Preferred Stock;

(b)
redeem, acquire, engage in a tender offer (other than responding to a third-party tender offer as required by applicable law) or otherwise purchase any of our equity securities except with respect to certain employee plans;

(c)
declare or pay, set apart for payment in respect of or make any direct or indirect distribution or distribution (whether in cash, securities or other property) in respect of any equity securities, other than with respect to the Preferred Stock;

(d)
amend, repeal, modify or alter our Articles of Incorporation or Bylaws so as to affect adversely the rights, preferences, privileges or voting or consent rights of the Series A Preferred Stock or the holders of the Series A Preferred Stock;

(e)
announce, authorize or enter into any agreement related to or consummate a material transaction, including (but not limited to) any change of control as such terms are defined in the Certificate of Designation; or

(f)
increase or decrease the size of the Board other than as set forth in the Purchase Agreement or any ancillary documents thereto.

Credit Facility
On July 1, 2022, the Company received a commitment letter from four commercial banks, committing to provide a $1,000,000,000 revolving senior credit facility with an initial borrowing base of $600,000,000 effective as of the closing of the Stronghold Acquisition. Of this credit facility, $168.0 million was used to partially fund the closing of the Stronghold Acquisition.
The credit facility is in the form of a “Second Amended and Restated Senior Credit Agreement” and has provisions regarding, among other things, borrowing base redetermination dates and procedures, interest rate elections, affirmative and negative financial and other covenants and default provisions. The next regularly scheduled redetermination of the borrowing base is expected to occur on or around November 1, 2022. Subsequent redeterminations are scheduled to occur on or about each May 1st and November 1st thereafter.
The amounts borrowed under the Credit Agreement bear annual interest rates at either (a) the adjusted Secured Overnight Financing Rate (the “Adjusted Term SOFR Rate”) plus 3.0% to 4.0% or (b) the sum of (i) the greatest of (A) the prime rate of Truist Bank, (B) the federal funds rate plus 1∕2 of 1.0%, and (C) the Adjusted Term SOFR Rate for an interest rate period of one month plus 1.0%, (ii) plus 2.0% to 3.0%, depending on the amount borrowed under the Credit Agreement. Principal amounts outstanding under the Credit Agreement are due and payable in full at maturity on August 30, 2026. Additional payments due under the Credit Agreement include a fee of 0.50% per year in respect of the unutilized commitments thereunder. The Company is also required to pay customary letter of credit fees.
All of the obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the Company’s assets, including those acquired in the Stronghold Acquisition. The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to incur additional indebtedness, create liens on assets, make investments, pay dividends and distributions or repurchase its Common Stock, engage in mergers or consolidations, sell certain assets, sell or discount any notes receivable or accounts receivable and engage in certain transactions with affiliates.
In addition, the Credit Agreement requires the Company to maintain certain financial covenants: a current ratio (defined in the Credit Agreement generally as the ratio of current assets, including undrawn availability under the credit facility, to current liabilities determined under GAAP) of not less than 1.0 to 1.0 and a consolidated leverage ratio (defined in the Credit Agreement generally as the ratio of consolidated total debt to consolidated earnings before interest, taxes, depreciation, depletion and amortization, exploration expenses and certain non-cash charges) of not greater than 3.0 to 1.0.
The Credit Agreement contains customary affirmative covenants and defines events of default to include failure to pay principal or interest, breach of covenants, breach of representations and warranties, insolvency, judgment defaults and changes in control. Upon the occurrence and continuance of an event of default, the lenders have the right to accelerate repayment of the loans under the credit facility and exercise their remedies with respect to the collateral.
As of September 1, 2022, $452.0 million of borrowings were outstanding under the Credit Agreement, bearing annual interest of 6.8%, resulting in an additional $148.0 million of borrowing base availability under the Credit Agreement.
Registration Rights Agreement
At the closing of the Stronghold Acquisition, the Company and Stronghold entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the Common Stock.
The Company shall (i) prepare and file, by no later than the date that is 10 days after the Company’s receipt of all information required from Stronghold to be included in the selling stockholder table of the shelf registration statement, a registration statement under the Securities Act to permit the public resale of the Common Stock held by Stronghold (or a permitted transferee or assignee in accordance with the terms and conditions of the Registration Rights Agreement), from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), and (ii) use its reasonable best efforts to cause the shelf registration statement to become effective as soon as reasonably practicable thereafter but in no event later than 45 days (or 90 days, if the shelf registration statement is on Form S-1) after the date hereof; provided, however, in the event of a review by the SEC staff, within five business days of being informed by the SEC staff that the SEC staff have no further comments on the shelf registration statement.
After effectiveness of the shelf registration statement, the Registration Rights Agreement shall terminate and the Company shall have no further rights or obligations thereunder with respect to any individual holder on the date of the earliest to occur of the following: (i) the first date after the one-year anniversary of the Registration Rights Agreement on which a holder, together with its affiliates, owns less than one percent (1%) of the Company’s then-outstanding Common Stock, including shares of Common Stock issuable upon conversion of the Preferred Stock (whether or not convertible in accordance with the terms of the Certificate of Designation at such time), and (ii) the date on which all Common Stock (including Common Stock issuable on conversion of the Preferred Stock) owned by such holder may be sold without restriction pursuant to Rule 144 (or any similar provision) under the Securities Act with no volume, manner of sale or other restrictions or limitations.
In addition, in the event that the Company proposes to engage in an underwritten offering in which shares of Common Stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, the Company will give written notice of the proposed underwritten offering to the parties to the Registration Rights Agreement at least ten business days’ prior to the commencement of such offering, and such parties shall then have the right to include in the underwritten offering such number of shares of Common Stock as they may request in writing within five business days of receipt of such notice, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, the Company will notify the parties to the Registration Rights Agreement no later than two business days after the Company engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of Common Stock as they may request in writing, subject to certain limitations contained therein.
Finally, in the event that holders of at least $35 million of shares of Common Stock registrable under the Registration Rights Agreement elect to dispose of such Common Stock under the shelf registration statement filed by the Company as required by the Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, the Company will notify the parties to the Registration Rights Agreement of the proposed underwritten offering no later than one business day after the engagement by the Company of the managing underwriter or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of Common Stock as they may request in writing.

The Company will pay all registration expenses incident to the performance of its obligations under the Registration Rights Agreement other than: (i) transfer taxes allocable to the Common Stock; (ii) fees and expenses of counsel engaged by the selling stockholders, except for legal fees of selling stockholders up to $50,000 in connection with the initial shelf registration statement; and (iii) commissions and discounts of brokers, dealers and underwriters.
Lock-up Agreement
At the closing of the Stronghold Acquisition, the Company, Stronghold and certain direct and indirect equity holders of Stronghold who may obtain Common Stock upon a distribution by Stronghold and who execute joinders, entered into a lock-up agreement (the “Lock-up Agreement”) providing that such person will not transfer, subject to limited exceptions, any of the Common Stock for 90 days after the closing of the Stronghold Acquisition (60 days in the case of certain non-affiliates of Warburg Pincus).
Director Nomination Agreement
At closing, the Company and Stronghold entered into a director nomination agreement (the “Director Nomination Agreement”) pursuant to which, among other things, Stronghold (including its transferees and affiliates for purposes of the agreement), possesses the right to designate two directors to (i) the Company’s Board (each, a “Stronghold Director”) and (ii) any one or more special committees that the Board may from time to time resolve to establish, subject to compliance with any rule or regulation of the SEC, the principal U.S. national or regional securities exchange on which the Common Stock is then listed or any other applicable law. In connection with the closing of the Stronghold Acquisition, the Board appointed Roy Ben-Dor and David Habachy and determined Mr. Habachy to be an independent director.
From and after the closing, Stronghold will continue to have the right to designate (i) two Stronghold directors to the Board and any special committee to be established from time to time, for so long as Stronghold beneficially owns at least 15% of the issued and outstanding Common Stock (the “High Threshold Amount”), or (ii) one Stronghold director to the Board and any special committee to be established from time to time, for so long as Stronghold beneficially owns at least 10%, but less than 15% of the issued and outstanding Common Stock (the “Low Threshold Amount”). For so long as Stronghold meets the beneficial ownership threshold for either the Low Threshold Amount of the High Threshold Amount, Stronghold shall be entitled to nominate the applicable number of Stronghold directors, and the Company shall, at each annual meeting of the stockholders of the Company at which any Stronghold director’s term as a director expires, use reasonable best efforts to (x) nominate the applicable number of Stronghold directors for election to the Board, (y) recommend that the holders of the Company’s voting stock vote in favor of such Stronghold directors and (z) cause the Stronghold directors to be elected to the Board.

INFORMATION ABOUT STRONGHOLD
General
Stronghold has approximately 37,000 acres under oil and gas leases primarily in Crane County, Texas. Oil and gas production from the Stronghold properties, virtually all of which are operated by Stronghold, approximated 9,000 MBoe/d as of June 1, 2022. The acreage also contains approximately 500 drilling, recompletion and step out locations for future development.
Financial Statements and Pro Forma Financial Information
Audited historical financial statements of Stronghold as of and for the years ended December 31, 2021 and 2020 and unaudited historical interim financial statements of Stronghold as of and for the six month periods ended June 30, 2022 and 2021 are included in the Company’s Current Report on Form 8-K/A filed with the SEC on September 12, 2022 and incorporated by reference herein.
Unaudited Pro Forma Financial Information for the year ended December 31, 2021 and as of and for the six month periods ended June 30, 2022 and 2021, giving effect to the Stronghold Acquisition as if it had occurred on January 1, 2021 is included in Item 9.01 of the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 12, 2022 and incorporated by reference herein.
Properties
The following sets forth summary information about Stronghold’s properties and operations.
Proved Reserves
Substantially all of Stronghold’s oil and gas reserves are in the Central Basin Platform of the Permian Basin, Texas and it has historically focused on expanding its proved developed producing reserves. Unaudited information concerning the estimated net quantities of Stronghold’s proved reserves and the standardized measure of future net cash flows from the reserves is presented in the Supplemental Oil and Natural Gas Information (Unaudited), in the Historical Consolidated Financial Statements of Stronghold incorporated by reference in this proxy statement. Stronghold’s reserve estimates have been prepared internally by Stronghold management. Set forth below is a summary of Stronghold’s oil, natural gas and natural gas liquids reserves as of December 31, 2021. Stronghold does not have any long-term supply or similar agreements with foreign governments or authorities.
Estimated Proved Reserves Quantities and Standardized Measure
	Oil (MBbl)	Natural Gas (MMcf)	Natural gas liquids (MBbl)	Total (MBOE)(1)	Standardized Measure of Discounted Future Net Cash Flows ($ in thousands)
Proved developed	8,074	27,122	3,658	16,252	225,188
Proved undeveloped	1,173	2,867	327	1,978	34,239
Total proved	9,248	29,990	3,985	18,230	259,427

(1)
Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.

	Oil (MBbl)	Natural Gas (MMcf)	Natural gas liquids (MBbl)	Total (MBOE)(1)
Proved reserves at December 31, 2020	7,848	24,989	3,094	15,105
Revisions of prior estimates	2,077	7,991	1,290	4,699
Extensions and discoveries	407	435	80	559
Acquisition of reserves
Production	(1,084)	(3,426)	(479)	(2,133)
Proved reserves at December 31, 2021	9,248	29,990	3,985	18,230
Proved developed reserves:
December 31, 2020	6,602	21,848	2,758	13,000
December 31, 2021	8,074	27,122	3,658	16,252

(1)
Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.

Uncertainties are inherent in estimating quantities of proved reserves, including many risk factors beyond Stronghold’s control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and the interpretation thereof. Thus, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing and production after the date of the estimates, as well as economic factors such as change in commodity prices and drilling, completion and operating costs, may require revision of such estimates. Accordingly, oil and natural gas quantities ultimately recovered will vary from reserve estimates.
Proved Undeveloped Reserves
At December 31, 2021, Stronghold had 13 proved undeveloped (“PUD”) locations with 1,978 MBoe of proved undeveloped reserves, which were a result of Stronghold’s 2020 and 2021 successful drilling results and those of offset operators.
Preparation of Reserve Estimates
The proved reserves estimates shown above have been prepared by Stronghold management which has historically prepared annual internal reserve estimates. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of-the-month prices. The primary inputs to the reserve estimation process are technical information, financial data, ownership interest and production data. Current revenue and expense information is obtained from Stronghold’s accounting records, which are subject to annual audits. All current financial data such as commodity prices, lease operating expenses, production taxes and field-level commodity price differentials are updated in the reserve database which is prepared by Stronghold’s internal reserve engineer, and then analyzed to ensure that they have been entered accurately and that all updates are complete and accurate. In addition, Stronghold’s current ownership of mineral interests and well production data are incorporated in the reserve database and verified by Stronghold’s personnel to ensure their accuracy and completeness.
Gross and Net Productive Wells
As of December 31, 2021, Stronghold’s total gross and net productive wells were as follows:
	Oil(1)		Natural Gas(1)		Total(1)
	Gross Wells	Net Wells	Gross Wells	Net Wells	Gross Wells	Net Wells
Operated	418	411.3	22	18.6	440	429.9
Non-operated	111	3.1	0	0	111	3.1

(1)
A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractions of working interests Stronghold owns in gross wells. Productive wells are those that produce commercial quantities of hydrocarbons.

Acreage
The following table summarizes Stronghold’s gross and net developed and undeveloped acreage in the Central Basin Platform of the Permian Basin as of December 31, 2021. Net acreage represents Stronghold’s percentage ownership of gross acreage.
	Developed		Undeveloped		Total
	Gross	Net	Gross	Net	Gross	Net
Central Basin Platform	35,935	35,851	640	350	36,575	36,201
The following table summarizes, as of December 31, 2021, the portion of Stronghold’s gross and net acreage subject to expiration over the next three years if not successfully developed or renewed.
	Expiring Acreage
	2022		2023		2024		Total
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Central Basin Platform	320	28.459	0	0	320	298.072	640	326.531
Exploratory Wells and Development Wells
Set forth below for the two years ended December 31, 2021 is information concerning the number of wells Stronghold completed during the years indicated.
	Net Exploratory Wells Drilled		Net Development Wells Drilled		Total Net Productive and Dry Wells Drilled
Year	Productive	Dry	Productive	Dry
2020	4	0	4.0	0	4.0
2021	8	0	8.0	0	8.0
Drilling Commitments
Stronghold is the operator of 99% of its acreage in the Central Basin Platform. Stronghold began drilling operations in 2017 and has been developing this acreage with the latest completions occurring in mid-2022. It has no drilling commitments.

Management’s Discussion and Analysis of Stronghold Operations
Results of Operations
Year ended December 31, 2021 compared to the year ended December 31, 2020.
	Year Ended December 31,
	2021	2020	Change
Sales volumes (MBoe)(1)	2,133	1,672	461
Average daily production (Boe per day)	5,844	4,568	1,276
Average prices realized (per Boe)	$46.24	$23.58	$22.66
Average prices adjusted for realized derivatives settlements (per Boe)	36.58	23.87	12.71
(In thousands)
Oil, natural gas and natural gas liquids revenues	$98,629	$39,420	$59,209
Lease operating expenses(2)	18,676	11,342	7,334
Transportation and processing costs	5,703	3,269	2,434
Ad valorem taxes(2)	649	854	(205)
Production taxes	4,441	1,622	2,819
Depreciation, depletion and amortization	21,124	16,797	4,327
Exploration and abandonment costs	2,136	734	1,402
Asset retirement obligation accretion	956	867	89
Operating lease expense(2)	1,059	619	440
General and administrative expense(2)	7,629	6,581	1,048
Interest expense	2,073	2,059	14
Gain (loss) on derivative contracts	(31,080)	(3,772)	(27,308)
Other income (expense)	(33)	(860)	827

(1)
Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equals one Boe.

(2)
Note that for purposes of discussion and analysis, Ad valorem taxes and Operating lease expense were split from Lease operating expenses and General and administrative expense. Lease operating expenses for the year ended December 31, 2021 consists of Stronghold’s reported amount of $19,899 less $649 in ad valorem taxes and $574 in operating lease expense. Lease operating expenses for the year ended December 31, 2020 consists of Stronghold’s reported amount of $12,442 less $850 in ad valorem taxes and $250 in operating lease expense. General and administrative expense for the year ended December 31, 2021 consists of Stronghold’s reported amount of $8,114 less $485 in operating lease expense. General and administrative expense for the year ended December 31, 2020 consists of Stronghold’s reported amount of $6,954 less $369 in operating lease expense and $4 in ad valorem taxes.

Oil, natural gas and natural gas liquids revenues
For the year ended December 31, 2021, oil, natural gas and natural gas liquids revenues increased by $59.2 million or 150% compared to 2020. The average realized price per Boe increased 96% from $23.58 for the year ended December 31, 2020 to $46.24 for the year ended December 31, 2021. The total volume of oil, natural gas and natural gas liquids produced and sold increased 461 MBoe or 28 % primarily due to an increase in recompleting and new drilling activity in 2021.
Lease operating expenses (“LOE”)
Lease operating expenses consist of the costs of producing crude oil and natural gas such as labor, supplies, repairs, maintenance, water disposal, workovers and utilities.

For the year ended December 31, 2021, LOE increased by $7.3 million or 65% compared to 2020, primarily due to increased production and associated activity and price increases for services.
Transportation and processing costs
Transportation and processing costs for the year ended December 31, 2021 increased by $2.4 million or 74% compared to 2020, as result of an increase in production volumes.
Ad valorem taxes
Ad valorem taxes for the year ended December 31, 2021 decreased by $0.2 million or 24% compared to 2020, as result of a change to the decline curve used by tax appraisers and changes in commodity price.
Production taxes
Production taxes for the year ended December 31, 2021 increased by $2.8 million or 174% compared to 2020, as result of increased commodity prices and increased volumes.
Depreciation, depletion and amortization (“DD&A”)
DD&A increased for the year ended December 31, 2021 by $4.3 million, or 26% compared to 2020, primarily due to adding production through new drilling and recompletions. This expense category includes depletion expense pertaining to Stronghold’s oil and natural gas properties, and depreciation expense pertaining to its fixed assets located in its headquarters and field locations. For the year ended December 31, 2021, Stronghold’s total DD&A rate per BOE was $9.90 compared to prior year of $10.05.
Impairment expense
During the years ended December 31, 2021 and 2020, Stronghold recorded no impairments related to proved properties, and $1.8 million and $.01 million in exploration and abandonment costs related to dry hole costs and associated impairment to unproved properties.
Exploration and abandonment costs
Exploration and abandonment costs for the year ended December 31, 2021 increased by $1.4 million or 191% compared to 2020 almost entirely due to abandoning projects in non-core areas.
Asset retirement obligation accretion
Asset retirement obligation accretion increased by $0.09 million or 10% for 2021, compared to 2020, primarily due to additional wells added.
Operating lease expense
Operating lease expense increased by $0.4 million or 71% for 2021, compared to 2020, primarily due to additional rental equipment required for well maintenance.
General and administrative expense (“G&A”)
G&A expense consist primarily of payroll related and other administrative expenses to support Stronghold’s operations. G&A increased by $1.2 million for the year ended December 31, 2021, relative to the comparable period in 2020, primarily due to increased compensation expenses.
Interest expense
Interest expense includes commitment fees, amortization of deferred financing costs, and interest on outstanding indebtedness. Interest expense increased for the year ended December 31, 2021, relative to the comparable period in 2020, primarily due to increased debt used for the drilling and recomplete program.

Gain (loss) on derivative contracts
For the year ended December 31, 2021, Stronghold recorded a net loss on derivative contracts of $31.1 million, consisting of net realized losses on settlements of $20.6 million as well as unrealized mark-to-market losses of $10.5 million. For the year ended December 31, 2020, Stronghold recorded a net loss on derivative contracts of $3.8 million, consisting of unrealized mark-to-market losses of $4.3 million, partially offset by net realized gains on settlements of $0.5 million. This change is related to an increase in commodity prices in 2021.
Other income (expense)
Other income (expense) increased by $0.8 million or 96% for 2021, compared to 2020, primarily due to a reduction in losses from asset sales.
Contractual Obligations
Stronghold had the following contractual obligations and commitments as of December 31, 2021:
in thousands)	2022	2023	2024	2025	Thereafter	Total
Operating leases	$510	$520	$85	—		$1,115
Six months ended June 30, 2022 compared to the six months ended June 30, 2021.
	Six Months Ended June 30,
	2022	2021	Change
Sales volumes (MBoe)(1)	1,370	914	456
Average daily production (Boe per day)	7,567	5,049	2,518
Average prices realized (per Boe)	$70.31	$39.94	$30.38
Average prices adjusted for realized derivatives settlements (per Boe)	55.96	31.52	24.44
(In thousands)
Oil, natural gas and natural gas liquids revenues	$96,327	$36,502	$59,825
Lease operating expenses(2)	14,648	8,210	6,438
Transportation and processing costs	3,741	2,523	1,218
Ad valorem taxes(2)	1,402	432	970
Production taxes	4,631	1,631	3,000
Depreciation, depletion and amortization	14,845	9,190	5,655
Exploration and abandonment costs	57	202	(145)
Asset retirement obligation accretion	543	432	111
Operating lease expense(2)	614	510	104
General and administrative expense(2)	3,572	2,890	682
Interest expense	1,721	889	832
Gain (loss) on derivative contracts	(34,126)	(22,161)	(11,965)
Other income (expense)	66	85	(19)

(1)
Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equals one Boe.

(2)
Note that for purposes of discussion and analysis, Ad valorem taxes and Operating lease expense were split from Lease operating expenses and General and administrative expense. Lease operating expenses for the six months ended June 30, 2022 consists of Stronghold’s reported amount of $16,408 less $1,402 in ad valorem taxes and $358 in operating lease expense. Lease operating expenses for the six months ended June 30, 2021 consists of Stronghold’s reported amount of $8,905 less $432 in ad valorem taxes and $263 in operating lease expense. General and administrative expense for the six months ended June 30, 2022 consists of Stronghold’s reported amount of $3,828 less $256 in operating lease expense. General and administrative expense for the six months ended June 30, 2021 consists of Stronghold’s reported amount of $3,137 less $247 in operating lease expense.
Oil, natural gas and natural gas liquids revenues
For the six months ended June 30, 2022, oil, natural gas and natural gas liquids revenues increased by $59.8 million or 164% compared to the corresponding period in 2021. Stronghold’s average realized price per Boe increased 76% from $39.94 for the six months ended June 30, 2021 to $70.31 for the six months ended June 30, 2022. The total volume of oil and natural gas produced and sold increased 456 MBoe or 50% primarily due to increased production from recompletes and new drills.
Lease operating expenses (“LOE”)
LOE includes all costs incurred to operate wells and related facilities for both operated and non-operated properties. In addition to direct operating costs such as labor, repairs and maintenance, re-engineering and workovers, equipment rentals, materials and supplies, fuel and chemicals, LOE includes insurance and overhead charges provided for in operating agreements.
LOE increased by $6.4 million or 78% for the six months ended June 30, 2022, compared to the corresponding period in 2021, primarily due to increased production and associated activity and price increases for services.
Transportation and processing costs
Transportation and processing costs increased by $1.2 million or 48% for the six months ended June 30, 2022, compared to the corresponding period in 2021, primarily due to increased production.
Ad valorem taxes
Ad valorem taxes increased by $1.0 million or 225% for the six months ended June 30, 2022, compared to the corresponding period in 2021, primarily due to an increase in commodity prices and adding new production.
Production taxes
Production taxes for the six months ended June 30, 2022 increased by $3.0 million or 184% relative to the comparable period in 2021 due to an increase in commodity prices causing net taxable values to increase across all product types. As a percentage of revenues from oil, natural gas, and natural gas liquids, production taxes remained relatively flat in 2022 compared to the comparable period in 2021.
Depreciation, depletion and amortization (“DD&A”)
DD&A for the six months ended June 30, 2022 increased by $5.7 million or 62% relative to the comparable period in 2021, primarily due to an increase in production related to new drills and recompletes. For the six months ended June 30, 2022 and 2021, the total DD&A rate per BOE was $10.84 and $10.05, respectively.
Impairment expense
During the six months ended June 30, 2022 and 2021, Stronghold recorded no impairments related to proved or unproved properties.
Exploration and abandonment costs
Exploration and abandonment costs decreased by $0.1 million or 72% for the six months ended June 30, 2022, compared to the corresponding period in 2021, primarily due to a reduction in temporarily abandoned well costs.

Asset retirement obligation accretion
Asset retirement obligation accretion increased by $0.1 million or 26% for the six months ended June 30, 2022, relative to the comparable period in 2021, primarily due to additional wells added.
Operating lease expense
Operating lease expense increased by $0.1 million or 20% for the six months ended June 30, 2022, compared to the corresponding period in 2021, primarily due to additional rental equipment required for well maintenance.
General and administrative expense (“G&A”)
These expenses consist primarily of employee remuneration, professional and consulting fees and other overhead expenses. G&A increased by $0.7 million for the six months ended June 30, 2022 relative to the comparable period in 2021.
Interest expense
Interest expense includes commitment fees, amortization of deferred financing costs, and interest on outstanding indebtedness. Interest expense increased for the six months ended June 30, 2022 relative to the comparable period in 2021, primarily due to increased debt used for the drilling and recomplete program.
Gain (loss)on derivative contracts
For the six months ended June 30, 2022, Stronghold recorded a net loss on derivative contracts of $34.1 million, consisting of net realized losses on settlements of $19.6 million and unrealized mark-to-market losses of $14.5 million. For the six months ended June 30, 2021, Stronghold recorded a net loss on derivative contracts of $22.2 million, consisting of unrealized mark-to-market losses of $14.5 million and net realized losses on settlements of $7.7 million.
Other income (expense)
Other income (expense) decreased by $0.02 million or 22% for the six months ended June 30, 2022, compared to the corresponding period in 2021, primarily due to a reduction in vehicle income.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information furnished by Company management and others, concerning the ownership of Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the Common Stock; (ii) all directors and named executive officers; and (iii) the Company’s directors and executive officers as a group. The mailing address for each of the officers and directors in the table below is the Company’s corporate headquarters. The percentage ownership is based on shares outstanding as of September 1, 2022.
Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
	Shares of Common Stock Beneficially Owned		Shares of Common Stock Owned upon Preferred Stock Conversion
Name of Executive Officer and Directors	Number	Percentage	Number	Percentage
Paul D. McKinney	319,355	*	319,355	*
Travis T. Thomas	106,351	*	106,351	*
Stephen D. Brooks	135,176	*	135,176	*
Marinos C. Baghdati	135,176	*	135,176	*
Alexander Dyes	135,176	*	135,176	*
Clayton E. Woodrum	243,144	*	243,144	*
Anthony B. Petrelli	358,296	*	358,296	*
Regina Roesener	170,696	*	170,696	*
John A. Crum	97,096	*	97,096	*
Richard E. Harris	97,096	*	97,096	*
Thomas L. Mitchell	97,096	*	97,096	*
Roy Ben-Dor	—	—	—	—
David Habachy	—	—	—	—
All directors and executive officers as a group (13 persons)	1,894,658	1.5%	1,894,658	1.1%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
Dr. Simon G. Kukes Group(8)	5,307,500	4.1%	5,307,500	3.1%
William R. Kruse(9)	13,846,948	10.6%	13,846,948	8.0%
Jack Yetiv(10)	7,650,310	5.9%	7,650,310	4.4%
Stronghold Energy II Operating, LLC(11)	21,339,986	16.3%	63,888,889	36.9%

*
Represents beneficial ownership of less than 1%

(1)
The percentage is based upon 130,581,374 shares of Common Stock issued and outstanding as of September 1, 2022.

(2)
Includes 35,700 Common Stock warrants to purchase shares of Common Stock on a one-to-one basis at an exercise price of $0.80 per share that expire on October 29, 2025.

(3)
Represents the following number of shares of restricted Common Stock that will vest within 60 days of September 1, 2022: Mr. McKinney — 100,000; Mr. Thomas — 50,000; Mr. Brooks — 66,667; Mr. Baghdati — 66,667; Mr. Dyes — 66,667; and all directors and named executive officers as a group — 350,001.

(4)
Includes 85,000 shares issuable upon the exercise of stock options that are currently exercisable.

(5)
Includes 50,000 shares issuable upon the exercise of stock options that are currently exercisable.

(6)
Includes 8,000 shares of Common Stock held by Eugene Neidiger Life Insurance Trust. Does not include 850 shares of Common Stock held as custodian for minor-son but has no pecuniary interest or 850 shares of Common Stock held as custodian but has no pecuniary interest. Ms. Roesener disclaims beneficial ownership of such shares of Common Stock.

(7)
Includes 195,000 shares issuable upon the exercise of stock options that are currently exercisable. Also includes 35,700 Common Stock warrants to purchase shares of Common Stock on a one-to-one basis at an exercise price of $0.80 per share and expire on October 29, 2025.

(8)
Based on a Schedule 13D/A filed with the SEC on September 20, 2021 reporting shares of Common Stock beneficially owned by Mr. Simon G. Kukes and Mr. J. Douglas Schick. Dr. Kukes reports sole voting and dispositive power over 5,300,000 shares of Common Stock and Mr. Schick reports sole voting and dispositive power over 7,500 shares. The address of the reporting person is 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079.

(9)
Based on a Schedule 13D filed with the SEC on February 4, 2022 reporting shares of Common Stock beneficially owned by Mr. William R. Kruse and Mrs. Deborah L. Kruse. Mr. Kruse reports sole voting and dispositive power over 1,014,300 shares. Mr. and Mrs. Kruse report shared voting and dispositive power over 12,925,434 shares in accounts as joint tenants with right of survivorship. Mr. Kruse also has 1,000,000 Common Stock warrants to purchase shares of Common Stock on a one-to-one basis at an exercise price of $0.80 per share and expire on October 29, 2025. Mr. Kruse owns 14,300 shares of Common Stock in his individual account with sole voting and investment control. The address of the reporting persons is 1340 S. Main Street, Suite 300, Grapevine, Texas 76051.

(10)
Based on the Schedule 13G filed with the SEC on June 1, 2021 reporting shares of Common Stock beneficially owned by Mr. Jack Yetiv. The address of the reporting person is 10120 Westview Drive, Suite 2110, Houston, Texas 77043.

(11)
Based on the Schedule 13D filed with the SEC on September 12, 2022 by: Stronghold Energy II Operating, LLC, Stronghold Energy II Intermediate, LLC, Stronghold Energy II Holdings, LLC, Warburg Pincus Energy (E&P)-A, L.P., WP Energy Stronghold Holdings, L.P., WP Energy Partners Stronghold Holdings, L.P., Warburg Pincus Energy (E&P) Partners-B Stronghold, LLC, Warburg Pincus Energy (E&P) Partners-A, L.P., Warburg Pincus Private Equity (E&P) XII (A), L.P., Warburg Pincus Private Equity (E&P) XII-D (A), L.P., Warburg Pincus Private Equity (E&P) XII-E (A), L.P., WP XII (E&P) Partners (A), L.P., WP XII (E&P) Partners (B), L.P., WP XII Stronghold Holdings, L.P., Warburg Pincus XII (E&P) Partners-1, L.P., Warburg Pincus (E&P) XII, L.P., Warburg Pincus (E&P) XII LLC, Warburg Pincus XII (E&P) Partners-2, L.P., Warburg Pincus XII (E&P) Partners-2 Stronghold, LLC, Warburg Pincus Energy (E&P) Partners-B, L.P., Warburg Pincus Partners II (US), L.P., Warburg Pincus & Company US, LLC, Warburg Pincus (E&P) Energy LLC, Warburg Pincus (E&P) Energy GP, L.P. Warburg Pincus & Co., and Warburg Pincus LLC. Certain of these reporting persons collectively hold a majority of the membership interest in Stronghold Holdings. Each of the reporting persons other than Stronghold OpCo disclaims beneficial ownership of the securities reported therein, except to the extent of its pecuniary interest therein, and the report shall not be deemed an admission that the reporting persons are the beneficial owners of such securities for purposes of Section 16 or for any other purposes. The address of each of the Stronghold entities is 508 West Wall Street, Suite 550, Midland, Texas 79701. The address of each of the Warburg entities is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our Articles of Incorporation and Bylaws, each as amended, and to Nevada law.
We are authorized to issue up to 225,000,000 shares of Common Stock, par value $0.001 per share, and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of September 1, 2022, there were 130,581,374 shares of our Common Stock issued and outstanding, 153,176 shares of Preferred Stock issued and outstanding and no shares of other series of preferred stock issued or outstanding. All outstanding shares of Common Stock and Preferred Stock are fully paid and nonassessable.
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except as matters that relate only to a series of our preferred stock. Holders of Common Stock do not have cumulative voting rights.
Each outstanding share of voting capital stock of the Company shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in the Articles of Incorporation of the Company. Except as otherwise provided by the corporation law of the State of Nevada, the Articles of Incorporation of the Company or the Bylaws of the Company, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing such action.
Our Board of Directors is elected annually at the meeting of our stockholders. Each director holds office until the next annual meeting of our stockholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal.
Any action that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken within 10 days of the date of such action to those stockholders entitled to vote thereon who did not give their written consent and to those stockholders not entitled to vote thereon.
According to the Company’s Articles of Incorporation, the authority to adopt, amend or repeal our Bylaws is reserved exclusively to the Board of Directors.
Liquidation
In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the Common Stock.
Dividend Rights
The Board of Directors may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.

We have not declared or paid any cash dividends on our Common Stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.
Redemption
Our Common Stock is not redeemable.
Conversion Rights
Our Common Stock is not convertible.
Preemptive Rights
Holders of our Common Stock do not have preemptive rights.
Transfer Agent
The transfer agent and registrar for our Common Stock is Standard Registrar and Transfer Company. Its address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is (801) 571-8844.
Listing
Our Common Stock is listed on the NYSE American under the symbol “REI.”
This section is a summary and may not describe every aspect of our Common Stock that may be important to you. We urge you to read applicable Nevada law, our Articles of Incorporation and Bylaws, as amended, because they, and not this description, define your rights as a holder our Common Stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Anti-Takeover Provisions of Our Charter Documents and Bylaws
Sections 78.378 to 78.3793 of the Nevada Revised Statutes, (“NRS”), contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders’ meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.
Board Vacancies Are Generally Filled by Remaining Directors and Not Stockholders
Our Bylaws provide that any vacancies on the Board of Directors may be filled by the vote of the majority of the remaining directors, although less than a quorum. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by our stockholders representing at least one-third (1/3) of the issued and outstanding shares of our capital stock that would be entitled to vote at a meeting of stockholders.
Stockholder Meetings
The Bylaws provide that a special meeting of stockholders, other than those required by Nevada law, may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by, a majority of the Board of Directors or the holders of 10% of the outstanding shares of capital stock entitled to vote at the meeting.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to designate and issue, without stockholder approval, one or more series of preferred stock with voting or other rights or preferences that could make it more difficult to effect or that could prevent a change of control of our Company or the removal of our management.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Preferred Stock
General
Our preferred stock may be issued from time to time by our Board of Directors as shares of one or more classes or series. Except as otherwise provided herein or required by law, the Board of Directors is vested with the authority to provide, out of the unissued shares of preferred stock, for one or more additional classes or series of preferred stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.
The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.
Series A Convertible Preferred Stock
Reference is made to “Proposal One — Approval of Conversion of Preferred Stock into Common Stock — Description of Preferred Stock” that describes our Series A Convertible Preferred Stock that we issued at the closing of the Stronghold Acquisition as described in this proxy statement. The Certificate of Designation for our Series A Convertible Preferred Stock prohibits our issuance of other series of preferred stock without Stronghold’s consent. The Preferred Stock is fully paid and nonassessable. The rights of the holders of the Preferred Stock are subordinate to the rights of our general creditors. The Preferred Stock has priority over the Common Stock as to dividend, liquidation and redemption rights.
The transfer agent for the Preferred Stock is that of our Common Stock, identified above.
OTHER MATTERS
No business other than that set forth in the attached notice of Special Meeting is expected to come before the Special Meeting. However, should any other matters requiring a vote of stockholders arise, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.
PROXY SOLICITATION AND COSTS
It is expected that the solicitation of proxies for the Special Meeting will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the NYSE schedule of charges.

The Company will bear the entire cost of this solicitation of proxies for the Special Meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation material that the Company may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, executive officers and employees of the Company. No additional compensation will be paid to these individuals for any such services. The Company will also post its proxy materials relating to the Special Meeting to its website under “Investors.”
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this proxy statement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. We incorporate by reference the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2022 and March 31, 2022;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2022;

•
our Current Reports on Form 8-K filed on July 8, 2022, August 9, 2022, and September 6, 2022, and Form 8-K/A filed on September 12, 2022; and

•
the description of our capital stock as set forth as Exhibit 4.2 in our Annual Report on Form 10-K, filed with the SEC on March 16, 2022.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting are incorporated by reference in this proxy statement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.
You may obtain, without charge, a copy of any of the documents incorporated by reference in this proxy statement, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Ring Energy, Inc., 1725 Hughes Landing Blvd., Suite 900 The Woodlands, Texas 77380, phone number 281-397-3699.
Information contained on our website, www.ringenergy.com is not incorporated by reference in, and does not constitute part of, this proxy statement.
WHERE YOU CAN FIND MORE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
Copies of our 2022 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (not including exhibits and documents incorporated therein by reference), are available without charge to stockholders upon written request to the Company at Ring Energy, Inc., 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380, Attn: Investor Relations.

ANNEX B
MIZUHO FAIRNESS OPINION

CONFIDENTIAL
July 1,2022
The Board of Directors of Ring Energy, Inc.
1725 Hughes Landing Boulevard
Suite 900
The Woodlands, TX 77380
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to Ring Energy, Inc. (the “Purchaser”) of the Transaction Consideration (as defined below) provided for under the terms of the Purchase Agreement (the “Proposed Agreement”), to be entered into by and among the limited liability company interest holders and partnership interest holders of Stronghold Energy II Operating LLC and Stronghold Energy II Royalties LP (together, the “Seller”), and the Purchaser. Capitalized terms used herein shall have the meanings used in the Latest Draft Agreement (as defined below) unless otherwise defined herein.
The Proposed Agreement provides, among other things, that, subject to the terms and conditions specified therein, at the Closing, the Seller will sell, and the Purchaser will acquire, the Seller’s oil and gas producing Central Basin Platform assets located in the Permian Basin, comprising approximately 36,000 net acres located primarily in Crane County, Texas (the “Assets”), through, among other things, the Seller’s and its Controlled Affiliates sale, conveyance, assignment, and transfer to the Purchaser, and the Purchaser’s purchase, acquisition and acceptance of, the Transferred Assets (collectively, the “Acquisition”). As consideration for the Assets, the Purchaser will pay to the Seller, in the aggregate, (i) $235,000,000, including $15,000,000 of Deferred Cash Consideration, and (ii) either (x) in the event Pre-Closing Stockholder Approval is obtained, 63,888,889 shares of fully paid and nonassessable shares of Common Stock, or (y) in the event that Pre-Closing Stockholder Approval is not obtained, 21,339,986 shares of fully paid and nonassessable shares of Common Stock and 153,176 shares of fully paid and nonassessable shares of Preferred Stock (collectively, the “Transaction Consideration”). Pursuant to the terms of the Proposed Agreement, the Transaction Consideration is subject to certain adjustments and potential indemnification claims.
Mizuho Securities USA LLC (“MSUSA”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.
We are acting as financial advisor to the Purchaser in connection with the Acquisition, and we will receive a fee for our services payable upon the delivery by MSUSA of this opinion to the Board of Directors of the Purchaser (the “Board”), which is not contingent upon the successful completion of the Acquisition. In addition, the Purchaser has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse certain of our reasonable out-of-pocket expenses incurred by us in performing our services. MSUSA and/or its affiliates may in the future provide investment banking and other financial services to the Purchaser, the Seller and their respective affiliates for which we would expect to receive compensation.
In the ordinary course of business, MSUSA and its affiliates may act as a market maker and broker in the publicly traded securities of the Purchaser and receive customary compensation in connection therewith. MSUSA and its affiliates are also engaged in advisory, underwriting, financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons, all or some of which may involve or otherwise relate to the Purchaser, the Seller or any of their respective affiliates. MSUSA, its affiliates and their respective employees, including any funds or other entities they manage or which they invest in or have other economic interests in, may at any time purchase, sell, hold or vote long or short positions and investments (for their own account or for the accounts of their respective customers) in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Purchaser, the Seller, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Proposed Agreement.
For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft, dated June 26, 2022, of the Proposed Agreement (the “Latest Draft Agreement”); (ii) we reviewed and analyzed certain financial and other data with respect to the business operated by the Seller related to the Assets (the “Business”) and the business operated by the Purchaser (the “Purchaser Business”) and certain other relevant historical operating data relating to the Business made available to us from the internal records of the Seller, all of which were approved for our use by the Purchaser and the Board; (iii) we reviewed certain financial estimates, projections and forecasts of the Business (“Forecasts”), prepared by the management of the Purchaser and which were approved for our use by the Purchaser and the Board; (iv) we conducted discussions with members of the senior management of the Purchaser with respect to the business prospects and financial outlook of the Business; (v) we reviewed and analyzed certain financial metrics of certain publicly-traded companies with businesses comparable to the Business and the financial terms, to the extent publicly available, of certain comparable asset transactions; (vi) we analyzed the value of the Common Stock by reference to publicly available market prices, including (A) the 52-week high and low prices; (B) the 20-day volume-weighted average price (“VWAP”); and (C) the closing price on June 30, 2022; and (vii) we performed other studies and analyses, and considered such factors, as we deemed appropriate.
In rendering our opinion, we have, with the Purchaser’s and the Board’s consent, assumed and relied upon the accuracy and completeness of all of the financial, legal, tax, operating, regulatory, accounting and other information provided to or discussed with us by the Purchaser (including, without limitation, the financial statements and related notes thereto of the Business and the Purchaser Business) or reviewed by us in connection with our engagement, and have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed, with the Purchaser’s and the Board’s consent, that all Forecasts provided to us by the management of the Purchaser were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Business, as a standalone entity, as of the time these estimates were prepared. We express no opinion as to such Forecasts or the assumptions upon which they were based.
We have not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Business or any alternatives to the Acquisition, or (ii) advise the Board or any other party with respect to alternatives to the Acquisition.
We have relied upon and assumed, at the direction of the Purchaser and with the consent of the Board, that if Preferred Stock is issued in connection with the Acquisition it will convert to Common Stock prior to December 22, 2022.
In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Business, the Seller or any of its subsidiaries, the Purchaser Business or the Purchaser or any of its subsidiaries, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Business or the Purchaser Business. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Business or the Purchaser Business. We have not investigated, and make no assumption, regarding the solvency of the Business, the Purchaser Business, the Purchaser, the Seller or any of their respective affiliates nor the impact (if any) on such solvency on the financing for the Acquisition.
We have assumed that all governmental, regulatory and other consents and approvals necessary for the consummation of the transactions contemplated by the Proposed Agreement will be obtained without any adverse effect on the expected benefits of the Acquisition. We have assumed that the transactions contemplated by the Proposed Agreement will be consummated on the terms set forth in the Latest Draft Agreement without the waiver or modification of any term or condition contained therein.

Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Business, the Purchaser Business or the transaction contemplated by the Proposed Agreement.
The opinion expressed herein is provided for the information and assistance of the Board in connection with the Acquisition. All advice and opinions (written and oral) rendered by MSUSA are intended for the sole use and benefit of the Board and are not intended to, and do not, confer any rights or remedies upon any other person. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to or used in any way by any other person without the prior written consent of MSUSA. The Purchaser has informed us that our opinion will not be provided or described to the Company’s public shareholders and we do not have any reason to know otherwise. If required by applicable law, however, such opinion may be included in any disclosure document filed by the Purchaser with the SEC with respect to the Acquisition; provided, however, that such opinion must be reproduced in full and that any description of or reference to MSUSA must be in a form reasonably acceptable to MSUSA and its counsel. MSUSA shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself.
Our opinion does not address the merits of the underlying decision by the Purchaser to engage in the Acquisition or the relative merits of the Acquisition compared to any alternative business strategy or transaction in which the Purchaser might engage and is not a recommendation as to how the Board or any stockholder of the Purchaser should vote or act with respect to any matters relating to the Acquisition, or whether to proceed with the Acquisition or any related transaction. Our opinion does not address the impact of the Acquisition on the solvency or viability of the Purchaser, the Seller or any of their respective affiliates, the Business or the Purchaser Business or the ability of the Purchaser, the Seller or any of their respective affiliates, the Business or the Purchaser Business to pay their respective obligations when they come due.
Our opinion addresses solely the fairness of the Transaction Consideration, from a financial point of view, to the Purchaser. Our opinion does not in any way address any terms or arrangements of the Acquisition or the Proposed Agreement other than the Transaction Consideration, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Proposed Agreement or the consummation of the Acquisition. In addition, our opinion does not address any legal, tax, accounting or regulatory matters. Further, in rendering our opinion we express no opinion about the fairness of the amount or nature of the compensation to any of the Seller’s officers, directors or employees, or class of such persons or to any securityholders, creditors or other constituencies of the Seller.
Our opinion has been approved by a fairness opinion committee of MSUSA.
Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the Purchaser.
Very truly yours,
Mizuho Americas
/s/ Victor Barcot
Victor Barcot, Managing Director

FORM OF PROXYSPECIAL MEETING OF THE STOCKHOLDERS OFRING ENERGY, INC.PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe Board of Directors recommends a vote FOR all of the Proposals.Proposal 1FOR AGAINSTABSTAINTo approve, pursuant to NYSE American Listing Rule 712(b), the issuance of 42,548,903 shares of common stock, par value $0.001 per share, upon conversion of 153,176 shares of Series A Convertible Preferred Stock, par value $0.001 per share, as described in the accompanying Proxy Statement dated September 26, 2022. •••Proposal 2FOR AGAINSTABSTAINTo authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposal listed above.•••To act upon such other matters as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: •MARK HERE FOR ADDRESS CHANGE • New Address (if applicable):____________________________________________________________________________________IMPORTANT: Please print your name and sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a company, please provide the full name of the company and a signature from a duly authorized officer, giving the officer’s full title as such. If your shares are held at a brokerage house, please indicate in the space provided the name of the brokerage house and the number of shares held.Dated: ________________________, 2022(Print Name of Stockholder and/or Joint Tenant)(Signature of Stockholder)(Second Signature if held jointly)

RING ENERGY, INC.Special Meeting of Stockholders October 27, 2022, 10:00 a.m. Central TimeThis proxy is solicited on behalf of the Board of DirectorsThe undersigned, a stockholder of RING ENERGY, INC. (the “Company”), having received the Notice of Special Meeting of Stockholders and Proxy Statement dated September 26, 2022, does hereby appoint Paul D. McKinney and Travis T. Thomas, or either of them as proxy and attorney-in-fact with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company’s offices located at 1725 Hughes Landing Blvd., The Woodlands, Texas 77380, on October 27, 2022, at 10:00 a.m. Central Time, or at any adjournment or postponement thereof, and to vote all shares of the Company’s voting securities that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting, as designated below. The proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR Proposals 1 and 2, and as the Board may recommend on such other business as may properly come before the Special Meeting of Stockholders.